EXHIBIT A
                                                        to Joint Venture
                                                        Formation Agreement


Language in { . . .} in PCS Agreement only
Language in < . . .> in Cellco Agreement only



             ________________________________________________



                           PARTNERSHIP AGREEMENT


                                    OF


                           {PCSCO PARTNERSHIP}

                           <CELLCO PARTNERSHIP>



                       Dated as of            , 1994


             ________________________________________________

                         TABLE OF CONTENTS


                                                                     Page


                               ARTICLE 1.
                               DEFINITIONS . . . . . . . . . . . . . .  1
            1.1.  Act. . . . . . . . . . . . . . . . . . . . . . . . .  1
            1.2.  Adjusted Capital Account . . . . . . . . . . . . . .  1
            1.3.  Adjusted Capital Account Deficit . . . . . . . . . .  1
            1.4.  Adjustment Amount. . . . . . . . . . . . . . . . . .  1
            1.5.  Affiliate  . . . . . . . . . . . . . . . . . . . . .  1
            1.6.  Affiliated Entity. . . . . . . . . . . . . . . . . .  2
            1.7.  Agreed Value . . . . . . . . . . . . . . . . . . . .  2
            1.8.  Agreement. . . . . . . . . . . . . . . . . . . . . .  4
            {1.9.  Bid Price . . . . . . . . . . . . . . . . . . . . .  4
            1.10.  Bell Atlantic . . . . . . . . . . . . . . . . . . .  4
            1.11.  Business Plan . . . . . . . . . . . . . . . . . . .  4
            1.12.  Capital Accounts. . . . . . . . . . . . . . . . . .  4
            1.13.  Capital Call. . . . . . . . . . . . . . . . . . . .  4
            1.14.  Cellular Business . . . . . . . . . . . . . . . . .  4
            1.15.  Change of Control . . . . . . . . . . . . . . . . .  4
            1.16.  Code. . . . . . . . . . . . . . . . . . . . . . . .  4
            1.17.  Delinquent Partner. . . . . . . . . . . . . . . . .  4
            1.18.  Depreciation. . . . . . . . . . . . . . . . . . . .  4
            1.19.  Designated MTAs/BTAs. . . . . . . . . . . . . . . .  5
            1.20.  Dissolution Event . . . . . . . . . . . . . . . . .  5
            1.21.  Event of Bankruptcy . . . . . . . . . . . . . . . .  5
            1.22.  Executive Committee . . . . . . . . . . . . . . . .  5
            1.23.  FCC . . . . . . . . . . . . . . . . . . . . . . . .  5
            1.24.  Formation Agreement . . . . . . . . . . . . . . . .  5
            1.25.  GAAP. . . . . . . . . . . . . . . . . . . . . . . .  5
            1.26.  Default Interest Rate . . . . . . . . . . . . . . .  5
            1.27.  Liquidating Partner . . . . . . . . . . . . . . . .  5
            1.28.  Majority Vote . . . . . . . . . . . . . . . . . . .  6
            <1.29.  Management Co. . . . . . . . . . . . . . . . . . .  6
            1.30.  MFJ . . . . . . . . . . . . . . . . . . . . . . . .  6
            {1.31.  MTA. . . . . . . . . . . . . . . . . . . . . . . .  6
            1.32.  Nondeductible Expenditure . . . . . . . . . . . . .  6
            1.33.  Nondelinquent Partner . . . . . . . . . . . . . . .  6
            1.34.  Nonrecourse Deductions. . . . . . . . . . . . . . .  6
            1.35.  NYNEX . . . . . . . . . . . . . . . . . . . . . . .  6
            1.36.  Other Partnership . . . . . . . . . . . . . . . . .  6
            1.37.  Paging Business . . . . . . . . . . . . . . . . . .  6
            1.38.  Partner . . . . . . . . . . . . . . . . . . . . . .  6
            1.39.  Partner Candidate . . . . . . . . . . . . . . . . .  6
            1.40.  Partner Nonrecourse Debt Minimum Gain . . . . . . .  6
            1.41.  Partner Nonrecourse Debt. . . . . . . . . . . . . .  6
            1.42.  Partner Nonrecourse Deductions. . . . . . . . . . .  7
            1.43.  Partner Note. . . . . . . . . . . . . . . . . . . .  7
            1.44.  Partnership . . . . . . . . . . . . . . . . . . . .  7
            1.45.  Partnership Interest. . . . . . . . . . . . . . . .  7
            1.46.  Partnership Minimum Gain. . . . . . . . . . . . . .  7

            1.47.  PCS Business. . . . . . . . . . . . . . . . . . . .  7
            1.48.  PCS License . . . . . . . . . . . . . . . . . . . .  7
            1.49.  Percentage Interest . . . . . . . . . . . . . . . .  7
            1.50.  Profits and Losses. . . . . . . . . . . . . . . . .  7
            1.51.  Regulations . . . . . . . . . . . . . . . . . . . .  9
            1.52.  Specified Account Value . . . . . . . . . . . . . .  9
            1.53.  Supermajority Vote. . . . . . . . . . . . . . . . .  9
            1.54.  Tax Matters Partner . . . . . . . . . . . . . . . .  9
            1.55.  Taxes . . . . . . . . . . . . . . . . . . . . . . .  9
            1.56.  Transfer. . . . . . . . . . . . . . . . . . . . . .  9
            1.57.  Wireless Business . . . . . . . . . . . . . . . . .  9

                               ARTICLE 2.
                              ORGANIZATION . . . . . . . . . . . . . .  9
            2.1.  Formation. . . . . . . . . . . . . . . . . . . . . .  9
            2.2.  Name.. . . . . . . . . . . . . . . . . . . . . . . .  9
            2.3.  Purpose. . . . . . . . . . . . . . . . . . . . . . . 10
            2.4.  Place of Business. . . . . . . . . . . . . . . . . . 10
            2.5.  Term.. . . . . . . . . . . . . . . . . . . . . . . . 10
            2.6.  Nature of Partners' Interests. . . . . . . . . . . . 11
            2.7.  Partition. . . . . . . . . . . . . . . . . . . . . . 11
            2.8.  Capacity of the Partners.. . . . . . . . . . . . . . 11

                               ARTICLE 3.
                       PARTNERSHIP OPPORTUNITIES;
               NON-COMPETITION{; ACQUISITION OF LICENSES}. . . . . . . 11
            3.1.  Acquisition of Wireless Properties by
               Partners. . . . . . . . . . . . . . . . . . . . . . . . 11
                   3.1.1.  Non-10 MHz PCS Licenses . . . . . . . . . . 11
                   3.1.2.  10 MHz PCS Licenses . . . . . . . . . . . . 13
            3.2.  Agreement Not to Compete.. . . . . . . . . . . . . . 13
            3.3.  Enforceability and Enforcement.. . . . . . . . . . . 13
            3.4.  Exceptions to Sections 3.1 and 3.2.. . . . . . . . . 14
            3.5.  Activities of the Partners . . . . . . . . . . . . . 17
            3.6.  Provision of Services to Telephone
               Companies.. . . . . . . . . . . . . . . . . . . . . . . 17
            3.7.  Termination of Formation Agreement . . . . . . . . . 17
            {3.8.  Determination of Designated MTAs/BTAs.. . . . . . . 17
                               ARTICLE 4.
                 CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS . . . . . . . 17
            4.1.  Initial Capital Contributions. . . . . . . . . . . . 17
            4.2.  Additional Capital Calls.. . . . . . . . . . . . . . 17
            4.3.  Failure to Pay a Capital Call. . . . . . . . . . . . 18
            4.4.  Capital Accounts.. . . . . . . . . . . . . . . . . . 19

                               ARTICLE 5.
                      MANAGEMENT OF THE PARTNERSHIP. . . . . . . . . . 21
            5.1.  Executive Committee. . . . . . . . . . . . . . . . . 21
                     5.1.1.  Powers. . . . . . . . . . . . . . . . . . 21
                     5.1.2.  Number and Term of Office.. . . . . . . . 21
                     5.1.3.  Resignations. . . . . . . . . . . . . . . 21
                     5.1.4.  Place of Meeting. . . . . . . . . . . . . 22

                     5.1.5.  Regular Meetings. . . . . . . . . . . . . 22
                     5.1.6.  Special Meetings. . . . . . . . . . . . . 22
                     5.1.7.  Voting. . . . . . . . . . . . . . . . . . 22
                     5.1.8.  Manner of Acting and
                      Adjournment. . . . . . . . . . . . . . . . . . . 23
                     5.1.9.  Actions Requiring Supermajority
                      Vote.. . . . . . . . . . . . . . . . . . . . . . 23
                     5.1.10.  Affiliated Transactions. . . . . . . . . 24
                     5.1.11.  Other Actions Requiring
                      Executive Committee Approval.. . . . . . . . . . 24
                     5.1.12.  Business Plan. . . . . . . . . . . . . . 25
                     5.1.13.  Deadlocks. . . . . . . . . . . . . . . . 26
                     5.1.14.  Action Without Meeting.. . . . . . . . . 27
            5.2.  Effect of Section 1509 of the Act. . . . . . . . . . 27
            5.3.  Indemnification of Partners, Executive
               Committee, Officers and Others. . . . . . . . . . . . . 27
                     5.3.1.  In General. . . . . . . . . . . . . . . . 27
                     5.3.2.  Reliance on Provisions. . . . . . . . . . 28
                     5.3.3.  Insurance.. . . . . . . . . . . . . . . . 28
            5.4.   Partner Compensation; Reimbursement.. . . . . . . . 29
            5.5.   Taxes and Charges; Governmental Rules.. . . . . . . 29
            5.6.   Further Assurances. . . . . . . . . . . . . . . . . 29
            5.7.  Partnership Services to Partners.. . . . . . . . . . 29
            5.7.1.  Support for International Operations . . . . . . . 29
                   5.7.2.  Costs . . . . . . . . . . . . . . . . . . . 30
                   5.7.3.  Confidentiality . . . . . . . . . . . . . . 30
                   5.7.4.  Conflicts . . . . . . . . . . . . . . . . . 31

                               ARTICLE 6.
            ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS . . . . . 31
            6.1.  General Allocation Rule. . . . . . . . . . . . . . . 31
            6.2.  Special Allocations. . . . . . . . . . . . . . . . . 31
                     6.2.1.  Minimum Gain Chargeback . . . . . . . . . 31
                     6.2.2.  Partner Minimum Gain
                      Chargeback . . . . . . . . . . . . . . . . . . . 32
                     6.2.3.  Qualified Income Offset.. . . . . . . . . 32
                     6.2.4.  Nonrecourse Deductions. . . . . . . . . . 32
                     6.2.5.  Partner Nonrecourse Deductions. . . . . . 32
                     6.2.6.  Certain Section 754
                      Adjustments. . . . . . . . . . . . . . . . . . . 33
                     6.2.7.  Indemnity Payments. . . . . . . . . . . . 33
            6.3.  Curative Allocations . . . . . . . . . . . . . . . . 34
            6.4.   Other Allocation Rules. . . . . . . . . . . . . . . 34
                     6.4.1.  Allocations When Percentage
                      Interests Change.  . . . . . . . . . . . . . . . 34
                     6.4.2.  Allocation of Particular Items. . . . . . 34
                     6.4.3.  Tax Reporting . . . . . . . . . . . . . . 35
                     6.4.4.  Profit Shares . . . . . . . . . . . . . . 35
                     6.4.5.  Book Items Used in Special
                      Allocations. . . . . . . . . . . . . . . . . . . 35
            6.5.   Tax Allocations; Code Section 704(c). . . . . . . . 36
                     6.5.1.  Generally.. . . . . . . . . . . . . . . . 36

                     6.5.2.  Contributed Property. . . . . . . . . . . 36
                     6.5.3.  Adjustments to Agreed Value . . . . . . . 36
                     6.5.4.  Elections . . . . . . . . . . . . . . . . 36
            6.6.  Distributions. . . . . . . . . . . . . . . . . . . . 37
                     6.6.1.  In General. . . . . . . . . . . . . . . . 37
                     6.6.2.  Partner Loans.. . . . . . . . . . . . . . 37
                     6.6.3.  Liquidating Distributions.. . . . . . . . 37
                     6.6.4.  Amounts Withheld. . . . . . . . . . . . . 37

                               ARTICLE 7.
                            BOOKS AND RECORDS. . . . . . . . . . . . . 37
            7.1.  Accounting.. . . . . . . . . . . . . . . . . . . . . 37
            7.2.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . 38
            7.3.  Statements and Reports.. . . . . . . . . . . . . . . 38
            7.4.  Inspection.. . . . . . . . . . . . . . . . . . . . . 38
            7.5.  Certain Tax Matters. . . . . . . . . . . . . . . . . 39
                     7.5.1.  Preparation of Tax Returns. . . . . . . . 39
                     7.5.2.  Tax Elections.. . . . . . . . . . . . . . 39
                     7.5.3.  Tax Controversies.. . . . . . . . . . . . 39
            7.6.  Bank Accounts. . . . . . . . . . . . . . . . . . . . 40

                               ARTICLE 8.
              TRANSFER OF PARTNERSHIP INTERESTS; CHANGE OF
       CONTROL; ADDITIONAL PARTNERS; CONVERSION TO CORPORATE FORM. . . 40
            8.1.  Restrictions on Transfer of Interests. . . . . . . . 40
            8.2.  Permitted Transfers. . . . . . . . . . . . . . . . . 40
            8.3.  Right of First Refusal.. . . . . . . . . . . . . . . 40
            8.4.  Effective Transfer.. . . . . . . . . . . . . . . . . 42
            8.5.  Changes of Control.. . . . . . . . . . . . . . . . . 43
            8.6.  Additional Partners. . . . . . . . . . . . . . . . . 46
            8.7.  Conversion to Corporate Form.. . . . . . . . . . . . 47
            8.8.  Covenant Not to Withdraw or Dissolve . . . . . . . . 49
            8.9.  Consequences of Breaches of Covenant.. . . . . . . . 49
                   8.9.1.  Breach Payments.. . . . . . . . . . . . . . 50
                   8.9.2.  No Bonding. . . . . . . . . . . . . . . . . 51

                               ARTICLE 9.
                             CONFIDENTIALITY . . . . . . . . . . . . . 51
            9.1.  Maintenance of Confidentiality.. . . . . . . . . . . 51
            9.2.  Permitted Disclosures. . . . . . . . . . . . . . . . 51

                               ARTICLE 10.
                       DISSOLUTION AND LIQUIDATION . . . . . . . . . . 52
            10.1.  Dissolution Generally.. . . . . . . . . . . . . . . 52
            10.2.  Liquidation . . . . . . . . . . . . . . . . . . . . 52
            10.3.  Distribution in Trust . . . . . . . . . . . . . . . 54
            10.4.  Rights of Partners. . . . . . . . . . . . . . . . . 55
            10.5.  Compliance with Timing Requirements of
               Regulations.  . . . . . . . . . . . . . . . . . . . . . 55
            10.6.  Non-Dissolving Code Section 708(b)
               Terminations. . . . . . . . . . . . . . . . . . . . . . 55

            10.7.  Allocations during the Period of
               Liquidation . . . . . . . . . . . . . . . . . . . . . . 56

                               ARTICLE 11.
                        MISCELLANEOUS PROVISIONS . . . . . . . . . . . 56
            11.1.  Further Assurances. . . . . . . . . . . . . . . . . 56
            11.2.  Assignment. . . . . . . . . . . . . . . . . . . . . 56
            11.3.  Breach; Equitable Relief. . . . . . . . . . . . . . 56
            11.4.  Amendment.. . . . . . . . . . . . . . . . . . . . . 56
            11.5.  Waiver. . . . . . . . . . . . . . . . . . . . . . . 57
            11.6.  Severability. . . . . . . . . . . . . . . . . . . . 57
            11.7.  Construction. . . . . . . . . . . . . . . . . . . . 57
            11.8.  Governing Law.. . . . . . . . . . . . . . . . . . . 57
            11.9.  Attorneys' Fees.. . . . . . . . . . . . . . . . . . 57
            11.10.  Modification of Final Judgment . . . . . . . . . . 58
            11.11.  Availability of Documents. . . . . . . . . . . . . 59
            11.12.  Notices. . . . . . . . . . . . . . . . . . . . . . 59
            11.13.  Headings and Section References. . . . . . . . . . 60
            11.14.  Entire Agreement.. . . . . . . . . . . . . . . . . 60
            11.15.  Disclaimer of Agency, etc. . . . . . . . . . . . . 60
            11.16.  Publicity. . . . . . . . . . . . . . . . . . . . . 61
            11.17.  Tax Matters Partner. . . . . . . . . . . . . . . . 61
            11.18.  Counterparts . . . . . . . . . . . . . . . . . . . 61

Language in { . . .} in PCS Agreement only
Language in < . . .> in Cellco Agreement only


                           PARTNERSHIP AGREEMENT
                                    OF
                            {PCSCO PARTNERSHIP}
                            CELLCO PARTNERSHIP


  This Partnership Agreement dated as of ___________, 1994, is made between [a direct or indirect wholly-owned subsidiary or partnership of Bell Atlantic Corporation] (Bell Atlantic), {and} [a direct or indirect wholly-owned subsidiary or partnership of NYNEX Corporation] (NYNEX), <and CELLCO MANAGEMENT CORPORATION, a Delaware corporation (Management Co.),> pursuant to the provisions of the Delaware Uniform Partnership Law.

  In consideration of the mutual agreements hereinafter set forth, the parties agree as follows:


                                ARTICLE 1.
                                DEFINITIONS

  The following terms when used in this Agreement will have the respective meanings set forth below:

  1.1.  Act means the Delaware Uniform Partnership Law, 6 Del.
Code Section 1501 et seq.

  1.2. Adjusted Capital Account means, with respect to a Partner, an account with a balance (which may be a deficit balance) equal to the balance in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore to the Partnership pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account such Partner's share of items described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

  1.3. Adjusted Capital Account Deficit means, with respect to a Partner, the deficit balance, if any, in such Partner's
Adjusted Capital Account.

  1.4. Adjustment Amount has the meaning specified in the definition of Specified Account Value below.

  1.5. Affiliate of a person shall mean any person directly or indirectly controlling, controlled by, or under common control with, such other person; person shall mean an individual, a corporation, a limited or an unlimited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; and control shall mean (i) the ownership of 50% or more, or in the case of references to Affiliates in Article 8 hereof more than 50%, of the voting securities or other voting interests of another person, or (ii) the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such person, whether through the ownership of voting shares, by contract or otherwise. The foregoing notwithstanding, the Partnership is not an Affiliate of NYNEX.

  1.6. Affiliated Entity means with respect to a Partner, the person in the Other Partnership which is an Affiliate of such Partner and which has the same Percentage Interest.

  1.7. Agreed Value means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

  (a) The initial Agreed Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset;

  (b) The Agreed Values of all Partnership assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (iv) at such other times as the Tax Matters Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2; provided that the adjustments described in clauses (i) and (ii) of this paragraph shall be made only if the Tax Matters Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

  (c) The Agreed Value of any Partnership asset distributed to any Partner shall be the gross fair market value (taking
       Code Section 7701(g) into account) of such asset on the date of distribution; and

  (d) The Agreed Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code
       Section 732(d), Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Agreed Values shall not be adjusted pursuant to this clause (d) to the extent that an adjustment pursuant to clause (b) hereof is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

  The Agreed Value of any interest in another partnership held by the Partnership shall be determined as provided above, except that (i) at any time at which such Agreed Value is determined pursuant to clause (a), (b) or (c) above, it shall be increased by the Partnership's share of the liabilities of such other partnership under Code Section 752 at such time and (ii) Agreed Value shall be increased or decreased to reflect subsequent increases or decreases in the Partnership's share of such liabilities or increases in the Partnership's individual liabilities by reason of its assumption of liabilities of such other partnership or decreases in the Partnership's individual liabilities by reason of such other partnership's assumption thereof to the same extent and at the same time that it would be so increased or decreased if it were actually the federal income tax basis of the Partnership's interest in such other partnership.

  If the Agreed Value of an asset has been determined or adjusted pursuant to this definition of Agreed Value, such Agreed
Value shall thereafter be adjusted by the Depreciation with respect to such asset taken into account in computing Profits and Losses.

  Determinations of gross fair market value for purposes of this definition of Agreed Value shall be made as follows: (i) in situations described in paragraphs (a), (b)(i), (b)(ii) and (c) above by agreement between the Tax Matters Partner and the Partner making the contribution or receiving the distribution as the case may be, provided, however that if the Tax Matters Partner (or any Affiliate of the Tax Matters Partner) is the contributor or the distributee, such determination shall require agreement between the contributor or the distributor and the Executive Committee; and (ii) in other situations by the Executive Committee. <Notwithstanding the foregoing, the sum of each Partner's Adjustment Amount and the initial Agreed Value of the assets contributed by such Partner pursuant to Section 4.1 hereof shall be in the ratios (after taking into account the amount of any liabilities assumed by the Partnership or which are secured by any property contributed by such Partner to the

Partnership) of their initial Percentage Interests as set forth in Section 4.1.>

  1.8. Agreement means this Partnership Agreement, as it may be amended or restated from time to time.

  {1.9. Bid Price means the amount of any payment made, or offered to be made, to the FCC or other governmental agency as a condition to or in connection with the application for or award of a PCS License.}

  1.10. Bell Atlantic has the meaning set forth in the introductory section of this Agreement.

  1.11.  Business Plan has the meaning set forth in Section
5.1.12.

  1.12. Capital Accounts mean the capital accounts maintained with respect to Partnership Interests pursuant to Section 4.4

  1.13. Capital Call means a request for additional contributions of capital to the Partnership.

  1.14. Cellular Business means the provision of any commercial mobile radio services permitted pursuant to a license or licenses issued under Subpart K of Part 22 of the FCC's rules, including without limitation, public cellular radio telecommunications service.

  1.15.  Change of Control has the meaning set forth in Section
8.5.

  1.16. Code means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

  1.17. Delinquent Partner with respect to a Capital Call means a Partner who fails to pay its portion of such Capital Call at the time and in the amount required under this Agreement.

  1.18. Depreciation means, for each fiscal year or other relevant period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other relevant period, except that if the Agreed Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such beginning Agreed Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Agreed Value using any reasonable method selected by the Tax Matters Partner.

  1.19. Designated MTAs/BTAs means the MTAs and BTAs designated by the Executive Committee for development of the PCS Business.

  1.20.  Dissolution Event has the meaning set forth in Section
10.1.

  1.21. Event of Bankruptcy means, with respect to any Partner or the Partnership, any of the following:

  (a) filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code as now or in the future amended) or an admission seeking the relief therein provided;

  (b)  making a general assignment for the benefit of creditors;

  (c) consenting to the appointment of a receiver for all or a substantial part of such person's property;

  (d) in the case of the filing of an involuntary petition in bankruptcy, an entry of an order for relief;

  (e) the entry of a court order appointing a receiver or trustee for all or a substantial part of such Person's property without his consent; or

  (f) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of such Person's property.

  1.22. Executive Committee means the Executive Committee of the Partnership formed and acting pursuant to Section 5.1.

  1.23.  FCC means the United States Federal Communications
Commission.

  1.24.  Formation Agreement means the Joint Venture Formation
Agreement, dated as of June 29, 1994, between Bell Atlantic
Corporation and NYNEX Corporation.

  1.25. GAAP means the generally accepted accounting principles in the United States of America in effect from time to time.

  1.26. Default Interest Rate means a rate of interest comparable to that which is, at the time of issuance of the debt security, charged on debt of comparable term to maturity to issuers of comparable creditworthiness to the Partnership, plus
3%.

  1.27.  Liquidating Partner has the meaning set forth in
Section 10.2.

  1.28.  Majority Vote has the meaning set forth in Section
5.1.8.

  <1.29.  Management Co. has the meaning set forth in the
introductory section of this Agreement.>

  1.30.  MFJ has the meaning set forth in Section 11.10.

  {1.31.  MTA means a Major Trading Area and BTA means a Basic
Trading Area, each as defined in FCC rules to be codified at 47
C.F.R. Section 24.13.}

  1.32. Nondeductible Expenditure has the meaning specified under the definition of Profits below.

  1.33. Nondelinquent Partner means any Partner who is not a Delinquent Partner.

  1.34. Nonrecourse Deductions has the meaning set forth in Regulations Section 1.704-2(b)(1). The amount and items of Nonrecourse Deductions shall be determined in accordance with Regulations Sections 1.704-2(c) and 1.704-2(j)(1).

  1.35. NYNEX has the meaning set forth in the introductory section of this Agreement.

  1.36. Other Partnership means the general partnership (and its successor entities) formed pursuant to the Partnership
Agreement entered into or to be entered into to form <PCSCO>
{CELLCO} as defined in the Formation Agreement.

  1.37. Paging Business means the provision of any commercial mobile radio services permitted pursuant to a license or licenses issued under subpart G of Part 22 of the FCC's rules, including without limitation public land mobile services and improved mobile telephone services.

  1.38.  Partner means each of Bell Atlantic and NYNEX <and
Management Co.> and any other Person admitted as a Partner pursuant to the terms of this Agreement.

  1.39. Partner Candidate means any of the companies listed in the initial Business Plan, and any wholly-owned person of any such company. Any reference to Cellular Businesses of a Partner Candidate shall mean Cellular Businesses (or interests therein) owned, directly or indirectly, by the ultimate parent entity of such Partner Candidate.

  1.40. Partner Nonrecourse Debt Minimum Gain has the meaning set forth in Regulations Section 1.704-2(i).

  1.41. Partner Nonrecourse Debt has the meaning set forth in Regulations Section 1.704-2(b)(4).

  1.42. Partner Nonrecourse Deductions has the meaning set forth in Regulations Section 1.704-2(i).

  1.43. Partner Note has the meaning set forth in Section 4.4 hereof.

  1.44. Partnership means the partnership established pursuant to this Agreement.

  1.45. Partnership Interest means the entire ownership interest of a Partner in the Partnership.

  1.46. Partnership Minimum Gain has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

  1.47. PCS Business means the provision of commercial mobile radio service as contemplated by 47 CFR Section 20.9 pursuant to one or more PCS Licenses.

  1.48. PCS License means any license issued by the FCC pursuant to Subparts D and E of Part 24 of the FCC's rules. A 10
MHz PCS License shall mean a PCS License with respect to no more than 10 MHz.

  1.49. Percentage Interest means initially, with respect to any Partner, the Percentage Interest ascribed to such Partner in
Section 4.1 hereof.  If an event described in clause (b)(i) or
(ii) of the definition of Agreed Value occurs, the Percentage Interests shall be recalculated such that the Percentage Interest of each Partner shall be equal to the ratio of such Partner's Specified Account Value to the aggregate Specified Account Value of all of the Partners, such Specified Account Values to be determined after giving effect to the event or circumstance giving rise to the recalculation and all contributions, distributions, and allocations for all periods ending on or prior to the date of recalculation; provided that if any Partner's Specified Account Value is zero or less, the Percentage Interests shall be recalculated by the Executive Committee based upon the relative economic interests of the Partners immediately after such event. In the event of any transfer of an interest by a Partner in accordance with the provisions of this Agreement, the transferee of such interest shall succeed to the Percentage Interest of his transferor to the extent it relates to the transferred interest.

  1.50. Profits and Losses means, for each fiscal year or other relevant period, an amount equal to the Partnership's taxable income or loss for such year or other relevant period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

  (b)  Any expenditures of the Partnership described in Code
       Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) (Nondeductible Expenditures), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

  (c) If the Agreed Value of any Partnership asset is adjusted pursuant to clause (b) or clause (c) of the definition of Agreed Value hereunder, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

  (d) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

  (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other relevant period;

  (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

  (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to
       Section 6.2 or Section 6.3 hereof shall not be taken into account in computing Profits or Losses.

  1.51. Regulations means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

  1.52. Specified Account Value means with respect to any Partner at any given time, its Capital Account balance at such time, as such Account would be increased if all Partner Notes were paid in full immediately prior to such determination and further increased by an amount (the Adjustment Amount) for Saleable Systems (as defined in the Formation Agreement) of such Partner equal to the difference between (x) the number of Owned POPs (as defined in the Formation Agreement) in such Saleable System multiplied by the "Other POP Values" set forth for such Party on Schedule 2.11 to the Formation Agreement and (y) the Net Proceeds (as defined in the Formation Agreement) in respect of such Saleable Systems. The Adjustment Amount for the Springwich Systems (as defined in the Formation Agreement) shall be as set forth in the Letter Agreement (as defined in the Formation Agreement).

  1.53.  Supermajority Vote has the meaning set forth in Section
5.1.9.

  1.54.  Tax Matters Partner has the meaning set forth in
Section 6231 of the Code.

  1.55. Taxes has the meaning set forth in Section 4.14 of the Formation Agreement.

  1.56.  Transfer has the meaning set forth in Section 8.1.

  1.57. Wireless Business means the PCS Business, the Paging Business and the Cellular Business, each conducted in the United States of America, including without limitation all territories and possessions thereof, but not including the delivery of video or providing satellite or broadband microwave transmission services.

  1.58. As used in this Agreement, the terms listed on Annex A shall have the respective meanings specified in the Sections indicated therein.


                                ARTICLE 2.
                               ORGANIZATION

  2.1. Formation. The Partners agree to, and hereby do, form a general partnership pursuant to the provisions of the Act. The Partnership Interests of the Partners in the Partnership, and the rights and obligations of the Partners with respect thereto, are subject to all of the terms and conditions of the Act except as otherwise expressly set forth in this Agreement.

  2.2. Name. The business of the Partnership shall be carried on under the name of <Cellco Partnership> {PCSCO Partnership} or under such other name as the Partners may from time to time designate. Such name shall be the exclusive property of the Partnership, and no Partner shall have any right to use, and each Partner agrees not to use, such name other than on behalf of the Partnership except as may be permitted from time to time by the Executive Committee.

  2.3. Purpose. The purpose of the Partnership is to undertake the following activities:

  {(a) To acquire PCS Licenses in Designated MTAs/BTAs, and potentially in other areas, that are complementary to the Cellular Business currently conducted by the Partners through their cellular subsidiaries, in accordance with the eligibility and other requirements of FCC rules;

  (b) If the Partnership acquires one or more PCS Licenses, to build, own and operate a PCS network in such manner as the Partnership may deem appropriate from time to time, which may include, without limitation, through management contracts and other relationships, with a view toward operating such PCS Business and the Other Partnership's Cellular Business and Paging Business network in a unified Wireless Business presenting to network users a seamless system of wireless communications services; and}

  <(a) To acquire certain assets from the Partners in accordance with the Formation Agreement, and from then forward to own, build and operate such assets as a Cellular Business and Paging Business network in such manner as the Partnership may deem appropriate from time to time, which may include, without limitation, through management contracts and other relationships, with a view toward operating Cellular Business and Paging Business with the other Partnership's PCS network in a unified Wireless Business presenting to network users a seamless system of wireless communications services; and>

  <(b)> {(c)} To conduct its business activities and operation and to develop and implement its strategies in cooperation with the Other Partnership.

  2.4. Place of Business. The Partnership's principal place of business will be at such location as the Executive Committee may from time to time designate. The Partnership may have such other or additional places of business or headquarters within or outside the State of Delaware as the Executive Committee may from time to time designate.

  2.5. Term. The term of the Partnership will commence as of the date of this Agreement and will continue until the Partnership is dissolved pursuant to Article 10.

  2.6. Nature of Partners' Interests. The interests of the Partners in the Partnership will be personal property for all purposes. All property owned by the Partnership, whether real or personal, tangible or intangible, will be owned by the Partnership as an entity, and no Partner, individually, will have any ownership of such property.

  2.7. Partition. No Partner, nor any successor-in-interest to such Partner, shall have the right, while this Agreement remains in effect, to have the property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned, and each Partner, on behalf of itself and its successors, representatives and assigns, hereby waives any such right.

  2.8. Capacity of the Partners. No Partner shall have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Partner or the Partnership, except as expressly provided in this Agreement or as authorized by the Executive Committee.


                                ARTICLE 3.
                        PARTNERSHIP OPPORTUNITIES;
                NON-COMPETITION{; ACQUISITION OF LICENSES}

  3.1. Acquisition of Wireless Properties by Partners. No Partner (or its Affiliate) shall bid on, acquire, or, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with, or use or permit its name to be used in connection with, any business or enterprise which engages in the bidding for or acquisition of, any PCS License or Wireless Business except (i) through the Partnership or (ii) in accordance with the provisions of Section
3.1.1 or 3.1.2.

  3.1.1.  Non-10 MHz PCS Licenses.

  (a) No Partner nor any of its Affiliates shall bid, in the FCC auctions for PCS Licenses, on any PCS License to use more than 10 MHz in any license area unless either (i) the Partnership has not determined to bid on a PCS License for such area, or (ii) the Partnership has entered a bid or bids for such License, but a third-party bid has been entered which equals or exceeds the maximum amount that the Partnership has determined to bid for such License. In the circumstances described in clause

       (i), a Partner or its Affiliate may bid on such License only if the representatives of such Partner voted in favor of the Partnership's bidding in such area, and in the circumstances described in clause (ii), a Partner or its Affiliate may enter a higher bid only if the representatives of such Partner voted in favor of the Partnership's bidding at a higher level than the established maximum bid. If the Partner or Affiliate acquires such License, it shall comply with Section 3.1.1(c).

  (b) If any Partner or its Affiliate wishes to acquire any interest in any Wireless Business (including, without limitation, any license to operate a Wireless Business but excluding a 10 MHz PCS License), other than the acquisition of PCS Licenses in the FCC Auctions, then such Partner shall first propose to the Partnership that the Partnership make such acquisition, and shall present to the Partnership any opportunity that may have been offered to such Partner or its Affiliate to make such acquisition. If the Executive Committee by Majority Vote does not approve the making of such acquisition by the Partnership not later than 30 days after the Partner has given notice to the Partnership of the opportunity and the proposed material terms of the acquisition, and if the representatives of such Partner voted in favor of making such acquisition by the Partnership, then such Partner or its Affiliate shall be free to make such acquisition on terms no more favorable to the Partner or its Affiliate than those described in the notice to the Partnership, provided (i) that the Partner or its Affiliate enters into a definitive agreement (subject solely to obtaining the requisite regulatory approvals) with respect thereto within 150 days after the Partner gave notice to the Partnership of the opportunity and
       (ii) that such Partner complies with Section 3.1.1(c).

  (c) It shall be a condition to any acquisition by a Partner or its Affiliate of any PCS License (other than a 10 MHz PCS License) or other interest in any Wireless Business that such Wireless Business shall offer to enter into an affiliation agreement with the Partnership on terms and conditions comparable to those which the Partnership offers to other affiliated Wireless Businesses in similar situations (or if no such agreement then exists, such terms and conditions as are approved by the Executive Committee by Majority Vote which terms and conditions shall include a "most-favored nation" provision), under which such Wireless Business will provide its services to the public as an affiliate of the Partnership's business (an Affiliation Agreement). The Partnership may waive compliance with all or any part of this Section 3.1.1(c) with respect to any transaction by majority vote of the

       Executive Committee (excluding the vote of the representatives of the acquiring Partner) pursuant to
       Section 5.1.10.

  3.1.2. 10 MHz PCS Licenses. No Affiliate shall bid on or acquire in the FCC auctions for PCS Licenses any PCS License to use a 10 MHz PCS License unless the Affiliate is a landline communications carrier (including without limitation a landline cable company) and either (i) the Partnership has not determined to bid on a 10 MHz PCS License for such area at least 30 days before the date upon which prospective bidders are required to register with the FCC to bid on such PCS License (the Qualification Date), or (ii) the Partnership determined to bid on a 10 MHz PCS License for an area at least 30 days before the Qualification Date and has entered a bid or bids for such License in such area, but a third-party bid has been entered which equals or exceeds the maximum amount that the Partnership has determined to bid for such License. Unless the Partnership has determined to bid on a 10 MHz PCS License at least 30 days before the Qualification Date therefor, the Partnership shall not bid on such 10 MHz PCS License in the FCC auctions. In the event that any acquisition by the Partnership of a 10 MHz PCS License from third parties after the FCC auction for such license is not approved by the Executive Committee by Majority Vote not later than 30 days after the Partner has given notice to the Partnership of the opportunity and the material terms of the acquisition, then any one or more Affiliates of the Partner which is a landline communications carrier (including without limitation landline cable companies), may acquire such 10 MHz PCS License on terms no more favorable to the Partner or its Affiliate than those described in the notice to the Partnership, provided that the Affiliate enters into a definitive agreement (subject solely to obtaining the requisite regulatory approvals) with respect thereto within 150 days after the Partner gave notice to the Partnership of the opportunity.

  3.2. Agreement Not to Compete. Each Partner agrees that for so long as it holds any Partnership Interest and until the second anniversary of the first date on which such Partner no longer holds any Partnership Interest, neither such Partner nor any of its Affiliates shall, without the prior written consent of the Executive Committee by Majority Vote (excluding the competing Partner) pursuant to Section 5.1.10, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with, or use or permit its name or the name of any of its Affiliates to be used in connection with, any business or enterprise engaged in any Wireless Business.

  3.3.  Enforceability and Enforcement.

  (a) The Partners acknowledge and agree that the time, scope, geographic area and other provisions of Sections 3.1 and
       3.2 have been specifically negotiated by sophisticated parties and specifically agree that such time, scope, geographic area, and other provisions are reasonable under the circumstances. The Partners agree that if, despite this express agreement of the Partners, a court should hold any portion of Section 3.1 or 3.2 to be unenforceable for any reason, the maximum restrictions of time, scope and geographic area reasonable under the circumstances, as determined by the court, will be substituted for the restrictions held to be unenforceable.

  (b) Each Partner agrees that the Partnership shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting any bond or other security, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 3.1 and 3.2, which rights shall be cumulative and in addition to any other rights or remedies to which the Partnership may be entitled.

  3.4. Exceptions to Sections 3.1 and 3.2. The restrictions set forth in Sections 3.1 and 3.2 on the activities described therein (Competitive Activity) shall not be construed to prohibit:

  (a) the acquisition or ownership of not more than five percent of the aggregate voting power of the outstanding capital stock of any corporation having a class of securities registered pursuant to the Securities Exchange
       Act of 1934;

  (b) the acquisition (through merger, consolidation, purchase of stock or assets, or otherwise) of a person or business, or an interest in a person or business, which engages (directly or indirectly through an Affiliate that is controlled by such person) in any Competitive Activity so long as the Competitive Activity accounts for less than 40% of both (1) the revenues of such person or business as set forth in the most recent available audited financial statements of such person or business as of the date of execution of the definitive agreement providing for such acquisition, and (2) the value of such person or business (as determined in good faith by the acquiring Partner or Affiliate). The Partner and its Affiliates acquiring such person or business may conduct the acquired business; provided, however, that (i) the business shall not engage in Competitive Activity in any geographic area in which it was not conducting such Competitive Activity immediately prior to the date of execution of the definitive agreement providing for such acquisition, and (ii) such person or business shall offer to enter into an Affiliation Agreement with the Partnership. If the Competitive Activity accounts for more than 30% of the revenues or value of such person or business as described in the first sentence of this paragraph (b), and if the Partnership and such person or business have not entered into or agreed to enter into an affiliation agreement, the Partner and its Affiliates shall enter into a definitive agreement to sell the Competitive Activity to a third person not later than the consummation of the acquisition by the Partner or its Affiliates of the person or business and shall consummate such sale of the Competitive Activity not later than 180 days after consummation of such acquisition;

  (c) the obtaining of the right to nominate or cause the election of less than 20% of the members of the Board of Directors of a corporation and any committee thereof, provided that no employee of the Partner or its Affiliates serves as an officer of such corporation;

  (d) any activity of an Affiliate that is a landline communications carrier (including without limitation landline cable companies) in its service territory required in accordance with all applicable laws, regulations or orders, or any agreement with a regulatory authority which agreement is existing as of the date hereof.

  (e) the limited use of radio spectrum by a landline communications carrier (including without limitation landline cable companies) for provision of "wireless tails" or other similar services ancillary to land line communications;

  (f) the conduct of a Paging Business by a landline communications carrier (including without limitation a landline cable company) in its service area pursuant to licenses issued under subpart G of Part 22 of the FCC's rules and held by such carrier on the date hereof or, in the case of such carriers subsequently acquired by the Partner or its Affiliates, held by such carrier on the date the acquisition of such carrier by the Partner or its Affiliates is consummated.

  (g) the provision of services to a holder of a PCS License or a person conducting a Wireless Business;

  (h) the acquisition, retention and disposition, in the ordinary course of business, of debt obligations or engaging in equipment financing and sale-leaseback arrangements, provided that such debt obligations or financing arrangements entitle the holder or financier to receive only interest or other returns that are fixed, or vary by reference to an index or formula that is not based on the value or results of operations of such entity;

  (i) the provision of improved mobile telephone services by a landline communications carrier (including without limitation a landline cable company) pursuant to Subpart
       G of Part 22 of the FCC's rules;

  (j) the acquisition of a PCS License or other interest in a Wireless Business and the conduct of a Wireless Business in the territory in which such business was in operation at the time of acquisition by the Partner or its Affiliate if the procedures set forth in Sections 3.1.1 or 3.1.2, as applicable, have been complied with;

  (k)  the purchase by a landline communications carrier
       (including without limitation a landline cable company) from any person of any services of the type provided by a Wireless Business and the resale thereof in all or any portion of the service territory of such carrier;

  (l)  the ownership of partnership interests in the Other
       Partnership and all activities related thereto;

  (m) the ownership and operation of the Systems and interests in Wireless Businesses acquired after the date of execution of the Formation Agreement but not treated as an Acquired Entity subject to Section 2.8 of the Formation Agreement which are not contributed to the {Other} Partnership in accordance with the Formation Agreement, provided that the non-contributing Partner or its Affiliate shall comply with Section 3.1.1(c) as to each such System and interest in a Wireless Business which is a Managed System (as defined in the Formation Agreement);

  (n) the holding of an equity interest in a person that engages in a Competitive Activity if the Partner or its Affiliate has no responsibility or control over the conduct of such Competitive Activity, does not permit its name to be used in connection with such Competitive Activity, and uses all reasonable efforts, including voting its equity interest, to cause such person to cease such Competitive Activity;

  (o) the holding by NYNEX or an Affiliate of an equity interest of not more than 50% in Upstate Cellular Network provided that NYNEX or such Affiliate had no greater management authority with respect to such Network than it has on the date of this Agreement;

  (p) the provision by a Partner or any of its Affiliates of limited two-way data communications ancillary to paging services of the type widely available as of the date of this Agreement;

  {(q) the ownership and operation of the Systems and the Acquired Entities prior to consummation of the Cellular
       Closing under the Formation Agreement.}

  3.5. Activities of the Partners. Except as expressly provided in Section 3.1 and 3.2 hereof, each Partner and its Affiliates may engage in or hold an interest in other business ventures and activities of any nature, including, without limitation, ventures and activities similar to those of the Partnership, and neither the Partnership nor the other Partners shall, by virtue of this Agreement, have any interest or rights in or to such other ventures or business or any liability or obligation with respect thereto.

  3.6. Provision of Services to Telephone Companies. Subject to existing partnership agreements and regulatory requirements, the Partnership shall provide to any Affiliate of a Partner which is a landline communications carrier (including landline cable companies), such services provided by its Wireless Business as such Affiliate (whether acting as a wholesaler or a retailer) may request at the lowest rates made available from time to time by the Partnership to other retailers of such services.

  3.7.  Termination of Formation Agreement.  The provisions of
Article 3 shall cease to be of any effect if the Formation
Agreement is terminated without the Cellular Closing having occurred.

  {3.8. Determination of Designated MTAs/BTAs. The Partners shall attempt to reach a consensus on designation of the Designated MTAs/BTAs for which the Partnership will seek to acquire PCS Licenses, and on the Bid Prices to be bid for, or other acquisition prices to be paid for, such PCS Licenses. If the Partners are unable to reach consensus, the Executive Committee shall designate Designated MTAs/BTAs by Majority Vote.}


                                ARTICLE 4.
                  CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

  4.1. Initial Capital Contributions. Contemporaneously with the execution hereof, the Partners have contributed to the capital of the Partnership the cash and assets described in the Formation Agreement, receipt of which is hereby acknowledged.
The Partners and the Partnership agree and acknowledge that immediately after the foregoing contribution, the initial Percentage Interests of the Partners and the initial ratio of the Specified Account Value of a Partner to all Partners shall be {62.35%} <61.7265%> in the case of Bell Atlantic, and {37.65%}
<37.2735%> in the case of NYNEX <, and 1% in the case of
Management Co.>, in each case subject to adjustment in accordance with the Formation Agreement prior to the Cellular Closing thereunder.

  4.2. Additional Capital Calls. The Partnership may, from time to time, issue Capital Calls, requiring the Partners to make additional contributions of capital to the Partnership in proportion to their respective Percentage Interests. Capital Calls specifically referred to in any annual budget included in any Business Plan may be made by the chief executive officer of the Partnership. Any Capital Call not so provided for must be approved by the Executive Committee by Majority Vote.

  4.3.  Failure to Pay a Capital Call.

  (a) If any Partner fails to make payment when due of all or any portion of its share of a Capital Call, the secretary of the Partnership shall give written notice of the failure to such Partner, with a copy to all other Partners. If the Partner fails to pay the amount due within 10 days following receipt of notice, the secretary shall promptly give notice of such failure to the other Partners. At any time within 15 days following receipt of such notice, then, unless the Nondelinquent Partners elect to make capital contributions in accordance with
       Section 4.3(b) hereof, (i) the amount contributed by each Nondelinquent Partner pursuant to the Capital Call shall be treated as a loan to the Partnership for a term to be specified by such Non-Delinquent Partner, bearing interest payable quarterly at the Default Interest Rate and (ii) each Nondelinquent Partner may make an additional loan to the Partnership for a term to be specified by such Non-Delinquent Partner, also bearing interest payable quarterly at the Default Interest Rate, in an amount equal to all or any portion of the unpaid contribution. If two or more Partners desire to provide funds under clause (ii) of the preceding sentence, the total amount of funds provided shall be allocated among such Partners in proportion to their then current relative Percentage Interests or in such other manner as they may agree.

  (b) If both (i) a majority in number of the Nondelinquent Partners and (ii) Nondelinquent Partners whose Percentage Interests represent more than 50% of the Percentage Interests of all of the Nondelinquent Partners so elect (for purposes of such calculations, any Partner that is an Affiliate of a Delinquent Partner shall be treated as a Delinquent Partner, and all Partners which are Affiliates of each other shall be deemed to be a single Partner), then in lieu of making loans to the Partnership in accordance with Section 4.3(a) hereof, (A) the amount contributed by each Nondelinquent Partner pursuant to the Capital Call shall be treated as a contribution to the capital of the Partnership in exchange for an additional interest in the Partnership and (B) each Nondelinquent Partner may make an additional contribution of capital to the Partnership in exchange for an additional interest in the Partnership in an amount equal to all or any portion of the unpaid contribution. If two or more Partners desire to make capital contributions under clause (B) of the preceding sentence, the total amount of capital to be contributed shall be allocated among such Partners in proportion to their then current relative Percentage Interests or in such other manner as they may agree.

  (c) The amounts contributed pursuant to Section 4.3(b) hereof shall increase the Capital Accounts of the contributing Partners in accordance with the terms of this Agreement. In addition, the Percentage Interests shall be recalculated (and such recalculated Percentage Interests shall thereafter apply for all purposes of this Agreement and the Other Partnership) such that the Percentage Interest of each Partner shall equal the ratio of the aggregate of its and its Affiliated Entity's Specified Account Values in both Partnerships over the aggregate Specified Account Values of (x) the Partners in the Partnership and (y) the partners in the Other Partnership, calculated as if the amounts contributed pursuant to Section 4.3(b) were 125% of the amounts actually contributed. The Percentage Interests in the Other Partnership shall be simultaneously adjusted such that the Percentage Interest of each Partner's Affiliated Entity in the Other Partnership shall be the same as the Partner's Percentage Interest in the Partnership. Once an adjustment is made pursuant to this Section 4.3(c), any future calculations of Percentage Interests in the Partnership or the Other Partnership shall be calculated on an aggregate basis using the methodology (including the 125% weighting) specified above.

  (d) Any Partner who becomes a Delinquent Partner hereby agrees to cause each of its Affiliated Entities to agree to the terms of this Section 4.3..

  4.4. Capital Accounts. The Partnership shall maintain for each Partner a single Capital Account with respect to the Partner's Partnership Interest in accordance with the regulations issued pursuant to Section 704 of the Code. The Capital Account of each Partner shall be maintained for such Partner in accordance with the following provisions:

  (a) To each Partner's Capital Account there shall be credited the amount of cash and the Agreed Value of any assets contributed to the capital of the Partnership by such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 6.2 or Section 6.3 or
       Section 6.4.5, and the amount of any Partnership liabilities which are assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

  (b) To each Partner's Capital Account there shall be debited the amount of cash and the Agreed Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.2 or Section 6.3 or Section 6.4.5, and the amount of any liabilities of such Partner which are assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership, and the amount of any liabilities of any other partnership, interests in which were contributed to the Partnership, to the extent such liabilities are included in the Agreed Value of such contributed partnership interests.

  (c) In the event that all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest.

  (d) In determining the amount of any liability for purposes of paragraphs (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

  The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note (or by a person related to the maker of the note within the meaning of Regulation Sections 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2) (any such note being referred to as a Partner Note).

  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and

1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. To the extent that such Regulations require that adjustments other than those set out above or in Section 6.2.6 be made to the Capital Accounts of the Partners, such adjustments shall be made.


                                ARTICLE 5.
                       MANAGEMENT OF THE PARTNERSHIP

       [IN THE CASE OF CELLCO, THE PROVISIONS CONTAINED IN
       SECTION 5.1 HEREOF SHALL BE SET FORTH IN THE
       CERTIFICATE OF INCORPORATION, BY-LAWS AND
       STOCKHOLDERS AGREEMENT OF THE MANAGEMENT CO. AND THE
       MANAGEMENT CO. WILL HAVE EXCLUSIVE RIGHTS TO MANAGE
       CELLCO.  APPROPRIATE MODIFICATIONS WILL BE
       MADE IN THIS AGREEMENT TO REFLECT THAT ARRANGEMENT.]

  5.1.  Executive Committee.

       5.1.1. Powers. The business and affairs of the Partnership shall be managed under the direction of the Executive Committee; and all powers of the Partnership, except those specifically reserved or granted to the Partners by statute or this Agreement, are hereby granted to and vested in the Executive Committee. The Executive Committee shall have the power to delegate authority to such officers, employees, agents and representatives of the Partnership as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Executive Committee to directly approve such action. No Partner shall take any action in the name of or on behalf of the Partnership, including without limitation assuming any obligation or responsibility on behalf of the Partnership, unless such action, and the taking thereof by such Partner, shall have been expressly authorized by the Executive Committee or shall be expressly and specifically authorized by this Agreement.

       5.1.2. Number and Term of Office. Each of the Partners shall have the right to designate two members of the Executive Committee by written notice to the secretary of the Partnership and to each other Partner. Members of the Executive Committee shall hold office at the pleasure of the Partner that designated them. Any Partner may at any time, and from time to time, remove or replace any or all of the members designated by such Partner, and shall give written notice to the secretary of the Partnership and to each other Partner of any such removal or replacement. Each Partner shall cause the same persons serving as its representatives on the Executive Committee of the Partnership to serve as its representatives on the Executive Committee of the Other Partnership.

       5.1.3. Resignations. Any member of the Executive Committee may resign at any time by giving written notice to the Partner that appointed such member and to the secretary of the Partnership. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated, at the date of the receipt of such notice by the secretary of the Partnership. No acceptance of such resignation shall be necessary to make it effective. The Partner that appointed such resigning member shall be entitled to appoint a member to fill the vacancy created by such resignation by written notice to the secretary of the Company and to each other Partner.

       5.1.4. Place of Meeting. The Executive Committee may hold its meetings at such place or places within or outside the State of Delaware as the Executive Committee may from time to time determine or as may be designated in the notice calling the meeting. If a meeting place is not so designated, the meeting shall be held at the Partnership's principal office.

       5.1.5. Regular Meetings. Regular meetings of the Executive Committee may be held without notice at such time and place as shall be designated from time to time by resolution of the Executive Committee, but such meetings shall be held at least once each calendar month unless otherwise specified by the Executive Committee by Majority Vote. If the date fixed for any such regular meeting is a Saturday, Sunday or legal holiday under the laws of the state where such meeting is to be held, then the meeting shall be held on the next succeeding business day or at such other time as may be determined by resolution of the Executive Committee. At such meetings the members of the Executive Committee shall transact such business as may properly be brought before the meeting.

       5.1.6. Special Meetings. Special meetings of the Executive Committee may be called by any member of the Executive Committee or by the chief executive officer of the Partnership. Notice of each such meeting shall be given to each member of the Executive Committee by telephone, telecopy, telegram or similar method (in which case notice shall be given at least 48 hours before the time of the meeting) or sent by first-class mail (in which case notice shall be given at least five days before the meeting), unless otherwise specified by the Executive Committee by Majority Vote. Each such notice shall state the time, place and purpose of the meeting to be so held.

       5.1.7. Voting. The member or members of the Executive Committee appointed by each Partner who are present (in person or by written proxy) at any meeting of the Executive Committee (or who are acting by written consent in lieu of a meeting) shall together have voting power equal to such Partner's

  Percentage Interest at the time of such meeting. If only one member appointed by a given Partner is present at a meeting, such member shall be entitled to vote the entire voting power held by all members appointed by such Partner. If more than one member appointed by a given Partner is present at a meeting, such members shall vote such Partner's entire voting power as a single unit. In the event of a disagreement at a meeting among members appointed by a single Partner as to how to vote on any matter, the vote of the member designated by such Partner as its senior representative shall be controlling and the vote of the other member or members representing such Partner shall be disregarded with respect to such matter.

       5.1.8. Manner of Acting and Adjournment. Any action of the Executive Committee shall require the affirmative vote of members of the Executive Committee representing both (a) Partners then holding Percentage Interests aggregating more than 50%, and (b) a majority in number of all Partners (a Majority Vote), except for actions requiring a different vote as provided in Section 5.1.9 or 5.1.10 or as may be otherwise specifically provided by this Agreement. The presence at a duly called meeting of the Executive Committee of members representing both (a) Partners then holding Percentage Interests aggregating more than 50%, and (b) a majority in number of all Partners shall constitute a quorum. If a quorum shall not be present at any meeting of the Executive Committee, the members of the Executive Committee present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. For all purposes of this Section 5.1.8, all Partners which are Affiliates of each other shall be deemed to be a single Partner.

       5.1.9. Actions Requiring Supermajority Vote. The following actions shall require the affirmative vote of members of the Executive Committee representing Partners then holding Percentage Interests aggregating 90% or more (a Supermajority Vote):

       (a) Admission as a partner in the Partnership of any person other than a Partner Candidate, or admission of a Partner Candidate upon terms other than those set forth in Section 8.6(a);

       (b) Engaging, directly or indirectly, in any business other than the Wireless Business;

       (c) Any amendment of this Agreement; provided, however, that any amendment that would affect the rights or obligations of one or more Partners without affecting the rights or obligations of other
            Partners in the same manner shall require the affirmative vote of such affected Partners' representatives on the Executive Committee;

       (d) Voluntary dissolution or winding-up of the Partnership, or voluntary initiation by and with respect to the Partnership of bankruptcy or similar proceedings;

       (e) Acquisitions or dispositions of assets or property (in one or a series of related transactions) with a fair market value (as determined in good faith by the Executive Committee by Majority Vote) of twenty-five percent (25%) or more of the total fair market value of all the assets of the Partnership;

       (f) A change in form of legal organization of the Partnership, except for a change in form submitted in connection with a plan for a public offering of securities (including without limitation pursuant to Section 8.7 hereof) on or after the third anniversary of the date of this Agreement, which change in form shall require approval only by Majority Vote of the Executive Committee;

       (g) A public offering of equity interests in the Partnership (or its successor entity) at any time prior to the third anniversary of the date of this Agreement.

       5.1.10. Affiliated Transactions. In addition to any other approval by the Executive Committee hereunder, any proposed transaction between the Partnership and any Partner or its Affiliate (including a grant by the Partnership to the Partner of a waiver of any provision hereof or consent hereunder, but not including transactions described in Section
  3.6 or 5.7) shall also require the affirmative vote of members of the Executive Committee representing Partners who then hold a majority of the then outstanding Percentage Interests of all Partners excluding the Percentage Interest of such Partner.
  In lieu of any other approval by the Executive Committee hereunder, any claim or proceeding or similar action may be brought or made in the name of the Partnership against a Partner or any of its Affiliates (including without limitation any claim for indemnity under the Formation Agreement or hereunder), and elections to exercise rights under Section 8.5 hereof may be made, upon the affirmative vote of members of the Executive Committee representing Partners who then hold a majority of the then outstanding Percentage Interests of all Partners excluding the Percentage Interest of the Partner against whom or whose Affiliate the action is brought or who is the Change of Control Partner.

       5.1.11.  Other Actions Requiring Executive Committee
  Approval. The following actions shall require a Majority Vote of the Executive Committee:

       (a) Public issuance of equity interests in the Partnership (or its successor entity) on or after the third anniversary of the date of this Agreement;

       (b) Approval of a Business Plan, or a material modification to a Business Plan;

       (c) Making of any Capital Call other than a Capital Call provided for in any annual budget included in any Business Plan;

       (d) Entry into any material transaction outside the scope or contemplation of the Business Plan, or any other material deviation from the Business Plan;

       (e) Admission of a Partner Candidate as a partner in the Partnership upon the terms set forth in Section
            8.6(a);

       (f)  Appointment, removal, and compensation of the Chief
            Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Partnership;

       (g) Any determination to make no distribution, or less than the full distribution contemplated by Section 6.6.1, of cash for any one or more fiscal quarters, or to make cash distributions in addition to those contemplated by Section 6.6.1;

       (h)  Approval of the terms of the standard Affiliation
            Agreement to be entered into between the Partnership and third-party owners of Wireless Businesses;

       (i) Approval of the terms of any Affiliation Agreement between the Partnership and a Partner or its Affiliate with respect to an affiliated Wireless
            Business permitted under Sections 3.1 or 3.4(b), or the waiver of any such requirement;

       (j) Appointment of and any change in the auditors of the Partnership.

  The enumeration of actions in this Section is not intended, and shall not be construed, as limiting the matters which shall require approval by the Executive Committee by Majority
  Vote.

       5.1.12. Business Plan. The Partners have prepared and delivered to each other and to the Partnership concurrently with the execution of the Agreement the initial one-year and five-year business plan for the Partnership <or, if such one-year plan is not then agreed upon, the then-current business plan for the businesses contributed to the Partnership pursuant to Section 4.1 hereof>. Such business plan, and each subsequent business plan prepared for the Partnership and approved by the Executive Committee by Majority Vote, are referred to herein as a Business Plan. Not less than one month after completion of the initial PCS auctions for Designated MTA/BTAs, and not less than three months prior to the start of each subsequent fiscal year of the Partnership, the Chief Executive Officer of the Partnership shall submit to the Executive Committee a proposed Business Plan including an operating budget for such fiscal year, a financial commitment for the five-year period beginning with such fiscal year, and a financial view for the ten-year period beginning with such fiscal year. If the Executive Committee fails to approve a Business Plan prior to the beginning of any fiscal year, then the Partnership shall be operated on the basis of the Business Plan in effect for the prior year until a new Business Plan is approved, provided, however, that no Capital Calls or borrowings provided for in the annual budget for such prior year shall be repeated in such new year unless specifically approved for such new year by Majority Vote.

       5.1.13. Deadlocks. Upon the occurrence of a Deadlock Event, the Partners shall first use their good faith efforts to resolve such matter in a mutually satisfactory manner. If, after such efforts have continued for 20 days (or, if shorter, until ten days before the vote or action on such matter must be taken, provided that the Partners shall have used their mutual good faith efforts to secure all possible extensions of time for such vote or action), no mutually satisfactory solution has been reached, the parties shall resolve the Deadlock Event as provided herein:

  (a) Each Partner shall first refer the matter to the chief executive officer of the corporate Affiliate of such Partner having primary responsibility for the Partnership for resolution.

  (b) If such officers, after a good faith effort, are unable to resolve the dispute, they shall (at the instance of either of them, but in no event later than 20 days after the matter has been referred to them) refer the matter to the Chairmen of their respective ultimate parent corporations for resolution.

  (c) Should the Chairmen of the ultimate parent corporations of the Partners necessary to cast the deciding vote on the Deadlock Event fail to resolve the matter within ten
       (10) business days, each Partner shall prepare a brief (a Brief) which includes a summary of the issue, its proposed resolution of the issue and considerations in support of such proposed resolution. Not later than ten
       (10) business days following the failure of the Chairmen to resolve such dispute, such Briefs shall be submitted to such reputable and experienced mediation service as is selected by the Executive Committee by Majority Vote or, failing such selection, by the Chief Executive Officer of the Partnership (the Mediator). During a period of 20 business days, the Mediator and the Partners shall attempt to reach a resolution of the Deadlock Event.

  (d) In the event that after such 20 business day period the Partners are still unable to reach resolution of the Deadlock Event, the Mediator shall select within the following 10 business days a proposed resolution contained in one of the Briefs and such resolution shall be implemented promptly by the Partnership.

  (e)  Deadlock Event shall be deemed to have occurred if
       (i) after failing to approve a Business Plan for one fiscal year, the Executive Committee fails to approve a one-year Business Plan not less than 90 days prior to the commencement of the next succeeding fiscal year, (ii) the position of Chief Executive Officer of the Partnership is vacant for a period of more than 30 days after one of the Partners have proposed a candidate to fill such vacancy,
       (iii) either the Chief Executive Officer or the Executive Committee by Majority Vote has determined in good faith that the Executive Committee has considered but has failed to approve a proposal and the inaction created by such failure to approve such proposal or an alternate proposal poses an imminent and material threat to the Partnership's ability to profitably pursue the Wireless Business.

       5.1.14. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Executive
  Committee may be taken without a meeting upon the unanimous written consent of all members of the Executive Committee then in office.

  5.2.  Effect of Section 1509 of the Act.  Notwithstanding
Section 1509 of the Act, the Partners hereby agree that this Agreement shall govern the manner by which any actions (including those described in such Section) may be taken by the Partnership, even though this Agreement does not require the authorization of all of the Partners.

  5.3.  Indemnification of Partners, Executive Committee,
Officers and Others.

       5.3.1. In General. The Partnership, to the maximum extent permitted by law, shall indemnify and hold harmless each Partner, its Affiliates and each of its and their respective officers, directors or management committee members, as the case may be, and each of the members of the Executive Committee (Mandatory Indemnitees) and may indemnify and hold harmless each of the officers, employees or agents of the Partnership (Permitted Indemnitees), from and against any and all judgments, interest on such judgments, fines, penalties, charges, costs, amounts paid in settlement, expenses and reasonable attorneys' fees incurred in connection with any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or threatened, and whether or not an Indemnitee is or may be a party thereto, which arise out of the business or affairs of the Partnership or their activities with respect thereto (Indemnified Damages), except for any such Indemnified Damages that are Taxes imposed on or against any Partner or that have resulted primarily from gross negligence, fraud, bad faith or willful misconduct of or knowing violation of law by the person (or any of its Affiliates) seeking indemnification. The Partnership shall pay for or reimburse the reasonable expenses incurred by any Mandatory Indemnitee, and may pay for and reimburse the reasonable expenses incurred by any Permitted Indemnitee, in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (a) the person's good faith belief that the person is entitled to indemnification under this provision and (b) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Section 5.3.1. Any repeal or modification of any portion of the foregoing provisions of this Section 5.3.1 or the adoption of any provision of this Agreement inconsistent with any portion of the foregoing provisions of this Section
  5.3.1 shall not adversely affect any right or protection of any person indemnified under this Section 5.3.1 for any act or omission occurring, or any cause of action, suit, claim or other matter arising or accruing, prior to the later of
  (y) the effective date of such repeal, modification or adoption or (z) the date notice of the amendment is given to the person. This Section 5.3.1 shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, any agreement, any general or specific action of the Executive Committee, any vote of Partners or other document or arrangement.

       5.3.2. Reliance on Provisions. Each person who shall act as a member of the Executive Committee of the Partnership shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article.

       5.3.3. Insurance. The Partnership may purchase and maintain insurance on behalf of any person who is or was a member of the Executive Committee or an officer of the Partnership against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Partnership would have the power to indemnify such person against such liability under the provisions of this Section
  5.3.3 or otherwise.

  5.4. Partner Compensation; Reimbursement.

  (a) The Partners shall receive no compensation for performing their duties under this Agreement; provided that this provision shall not affect (i) any Partner's right to receive its allocation of Profits and Losses or distributions as set forth in Article 6, (ii) the right of any Partner or its Affiliates to receive such compensation as may be expressly approved by the Executive Committee, (iii) any Partner's right to be reimbursed for payment of Partnership obligations as provided in subsection (b) of this Section 5.4 or
       (iv) the right of a Partner to be repaid the amount of any loans to the Partnership by a Partner.

  (b) Each of the Partners shall be entitled to receive, out of Partnership funds available therefor, reimbursement of all amounts expended by such Partner in payment of properly incurred Partnership obligations paid by such Partner out of its own funds.

  5.5. Taxes and Charges; Governmental Rules. Each Partner shall (i) promptly pay all applicable Taxes and other governmental charge imposed on or against such Partner, except to the extent (x) the failure to promptly pay such Taxes or other governmental charges will not have a material adverse effect on the Partnership or its assets or (y) any such Taxes or other governmental charges are being contested in good faith by appropriate proceedings, and (ii) comply with all applicable governmental rules, except to the extent that such noncompliance will not have a material adverse effect on the Partnership.

  5.6. Further Assurances. Following execution and delivery of this Agreement by all of the Partners, each Partner shall, at its own cost, do, execute and perform all such other acts, deeds and documents as the other Partner or the Partnership may from time to time reasonably require in order to carry out fully the intents and purposes of this Agreement or to comply with any applicable governmental rules.

<PAGES>
  5.7.  Partnership Services to Partners.

       5.7.1. Support for International Operations. In the event that any Affiliate of a Partner which is engaged, in whole or in part, in the business of offering any type of mobile radio services outside the United States and its territories and possessions (an "International Affiliate"), requests support for its international wireless business, the Partnership shall provide the International Affiliate with any and all support and assistance that it reasonably requests, provided that the Partnership shall not be required to provide any support if the provision of such support, in the opinion of the Chief Executive Officer of the Partnership, would cause a significant hardship for the Partnership. Without limiting the generality of the foregoing, the Partnership shall provide the International Affiliate with:

       (a) access to all of the Partnership's facilities during normal business hours, provided that such access does not cause undue disruption to the conduct of the Partnership's business activities, for the purpose, among other things, of providing facility tours and product demonstrations for employees of the International Affiliate and for third parties who are actual or potential customers or business partners of the International Affiliate;

       (b) personnel resources that are required by the International Affiliate for such matters as bid preparation, site surveys, consultations (for both the International Affiliate and for third parties that have contracts or other agreements with the International Affiliate), contract negotiations and operations support, unless the provision of such resources causes undue disruption of the conduct of the Partnership's business activities;

       (c) personnel to be seconded to the International Affiliate or to a third party or joint venture, for which the International Affiliate has by agreement committed to second personnel, unless the provision of such personnel by the Partnership causes undue disruption of the conduct of the Partnership's business activities;

       (d) software which the International Affiliate has by agreement committed to provide to a third Party or joint venture and which the Partnership possesses and has the right to license, pursuant to a license agreement in form reasonably satisfactory to the Partnership which provides for the payment of royalties on a "most-favored nation" basis.

  5.7.2. Costs. The Partnership shall provide the services requested by the International Affiliate, including personnel and seconded personnel, at 105% of fully loaded cost.

  5.7.3. Confidentiality. The Partnership shall require those of its employees who provide any type of support for an International Affiliate to sign an appropriate non-disclosure agreement regarding disclosure to third parties, including without limitation the other Partners or their International Affiliates, of information concerning the nature and type of work performed by an International Affiliate and any information about the International Affiliate and its requirements.

  5.7.4. Conflicts. In the event that two or more of the Partners' International Affiliates request support from the Partnership at the same time, the Chief Executive Officer of the Partnership shall attempt to allocate the Partnership resources to ensure substantial equality of support for each Partner's International Affiliate. The Chief Executive Officer of the Partnership shall also organize the personnel resources who are providing support to International Affiliates in such a manner to seek to ensure the confidentiality of the work efforts for each International Affiliate.


                                ARTICLE 6.
             ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS

  6.1. General Allocation Rule. After giving effect to the special allocations set forth in Sections 6.2 and 6.3 hereof:

  (A) subject to clause (B), Profits and Losses for any fiscal year (or any shorter period if during any fiscal year there is a change in Percentage Interests) shall be allocated among the Partners in proportion to their respective Percentage
  Interests and

  (B) (x) in the year of liquidation of the Partnership (other than a liquidation described in Section 10.6), Profits (whether from operations or dispositions of assets) equal to the aggregate Adjustment Amounts of the Partners shall be allocated to the Partners in proportion to their Adjustment Amounts and (y) Losses (whether from operations or dispositions of assets) in the year of liquidation of the Partnership shall be first allocated to cause the Partners' Capital Account balances to be in the proportion of their Percentage Interests immediately prior to such allocation.

  6.2. Special Allocations. The following special allocations shall be made in the following order:

       6.2.1. Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations
  Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.
  The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the
  Regulations. This Section 6.2.1 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

       6.2.2. Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this
  Article 6, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
  Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
  Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.
  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the
  Regulations. This Section 6.2.2 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

       6.2.3. Qualified Income Offset. If any Partner unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-
  1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any resulting Adjusted Capital Account

  Deficit of such Partner as quickly as possible; provided, however,that an allocation pursuant to this Section 6.2.3 shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.2.3 were not in this Agreement.

       6.2.4. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be allocated among the Partners in proportion to their respective Percentage Interests.

       6.2.5. Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

       6.2.6. Certain Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 743(b), Code Section 732(d) or Code Section 734(b) is required, pursuant to Regulations
  Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership as determined under Regulations Section 1.704-1(b)(3) in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

       6.2.7. Indemnity Payments. If any Partner makes a payment to the Partnership under Article VIII of the Formation Agreement that is properly characterizable as a capital contribution for purposes of determining the Capital Account of such Partner, then there shall be specially allocated to such Partner (A) any deduction or Nondeductible Expenditure resulting from the Partnership's payment of the item to which the indemnity relates and (B) any depreciation, amortization, or other cost recovery allowances in respect of any increase in the basis of the Partnership's property resulting from the payment of the item to which the indemnity relates. It is the intention of the Partners that any payments made by a Partner pursuant to Article VIII of the Formation Agreement shall constitute a capital contribution for purposes of determining Capital Accounts of the Partners, and tax returns and books of the Partnership shall be prepared on that basis. If, however, any Partner makes a payment to the Partnership under Article VIII of the Formation Agreement that is determined by the Internal Revenue Service to be not properly characterizable as a capital contribution for purposes of determining the Capital Account of such Partner and such payment is either an indemnity for the payment by the Partnership of any item that is deductible for income tax purposes or results in the increase in the basis of any of the Partnership's property that is depreciable, amortizable, or subject to cost recovery allowance, any such deduction, depreciation, amortization or cost recovery allowance shall not be taken into account in determining Profits, Losses or other items of deduction or losses allocable pursuant to this Article 6, but shall be specially allocated to such Partner for income tax purposes, and such special allocation shall not affect the Capital Account of any Partner. Notwithstanding anything to the contrary in this Agreement, any amounts paid to the Partnership under Article VIII of the Formation Agreement and any deduction, Nondeductible Expenditure, depreciation, amortization or other cost recovery allowance resulting from such payment shall not be taken into account in determining Percentage Interests.

  6.3. Curative Allocations. The allocations set forth in Sections 6.2.1 through 6.2.6 hereof (Regulatory Allocations) are intended to comply with certain requirements of the Regulations and Internal Revenue Service advance ruling requirements. It is the intent of the parties to this Agreement that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss or deduction pursuant to this Section
6.3.  Therefore, notwithstanding any other provision of this
Article 6 (other than the Regulatory Allocations and the following sentence), the Tax Matters Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines in reasonable good faith is appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance which such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 6.1 hereof. In exercising its discretion under this Section 6.3, the Tax Matters Partner shall take into account Regulatory Allocations under Sections 6.2.1 and 6.2.2 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 6.2.4 and 6.2.5.

  6.4. Other Allocation Rules.

       6.4.1.  Allocations When Percentage Interests Change.
  For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Tax Matters Partner using any permissible method under Code Section 706 and the Regulations thereunder; provided, however, that any adjustments to the Agreed Value of a Partnership asset treated as gain or loss under paragraph (c) of the definition of "Profits" and "Losses" or under paragraph (c) of Section 6.4.5 hereof, shall be allocated only to those persons who were Partners immediately before the event giving rise to such adjustment.

       6.4.2. Allocation of Particular Items. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the fiscal year or other relevant period.

       6.4.3. Tax Reporting. The Partners are aware of the income tax consequences of the allocations made by this
  Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Partnership income and loss for income tax purposes.

       6.4.4. Profit Shares. Solely for purposes of determining a Partner's proportionate share of the Partnership's "excess nonrecourse liabilities," as defined in Regulations Section 1.752-3(a), the Partners' interests in Partnership profits shall be deemed to be in proportion to their respective shares of Profits set forth in Section 6.1.

       6.4.5. Book Items Used in Special Allocations. For purposes of determining the Partnership's items of income, gain, loss or deduction for any fiscal year or other relevant period available to be allocated pursuant to Sections 6.2 and
  6.3 hereof, the following rules shall be applied:

       (a) Exempt Items. Any income of the Partnership that is exempt from federal income tax shall be taken into account as an item of income;

       (b)  Nondeductible Expenditures.  Any Nondeductible
            Expenditure of the Partnership shall be taken into account as an item of deduction;

       (c) Adjustments to Agreed Values. In the event the Agreed Value of any Partnership asset is adjusted pursuant to paragraph (b) or paragraph (c) under the definition herein of "Agreed Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset;

       (d) Certain Dispositions. Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

       (e) Depreciation. In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing the Partnership's taxable income or loss there shall be taken into account Depreciation for such fiscal year or relevant period; and

       (f) Certain Section 734(b) Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset.

  6.5. Tax Allocations; Code Section 704(c).

       6.5.1. Generally. A Partner's allocable share of the Partnership's items of income (including income exempt from tax), gain, deduction, loss and Nondeductible Expenditure for tax purposes shall be determined under the foregoing provisions of this Article 6 except as provided in this
  Section 6.5.

       6.5.2.  Contributed Property.  In accordance with Code
  Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Agreed Value, determined in accordance with the definition of Agreed Value hereunder.

       6.5.3. Adjustments to Agreed Value. If the Agreed Value of any Partnership asset is adjusted pursuant to the definition of Agreed Value hereunder, subsequent allocations of income, gain, loss and deduction with respect to such asset for tax purposes shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value in the same manner as under Code
  Section 704(c) and the Regulations thereunder.

       6.5.4. Elections. Any elections or other decisions relating to allocations pursuant to this Section 6.5 shall be made by the Tax Matters Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

  6.6.  Distributions.

       6.6.1. In General. Unless otherwise determined by Majority Vote of the Executive Committee, the Partnership shall distribute to the Partners in proportion to their respective Percentage Interests, on a fiscal quarterly basis as promptly as practicable after the end of each quarter, all gross cash receipts of the Partnership reduced by cash disbursements and such reserves as may be established in the Business Plan or otherwise by the Executive Committee, including without limitation reserves for contingencies, working capital requirements, repairs, improvements, expenses and the payment of Partnership obligations.

       6.6.2. Partner Loans. For so long as any loans made pursuant to Section 4.3(b) remain outstanding, any amounts that would otherwise be distributed pursuant to Section 6.6.1 shall instead be used to repay such loans. Amounts paid pursuant to this Section 6.6.2 shall be apportioned among the holders of such loans in proportion to the relevant amounts owing under each loan.

       6.6.3.  Liquidating Distributions.  Notwithstanding
  Section 6.6.1 to the contrary, following the dissolution of the Partnership, distributions to the Partners shall be made in accordance with the provisions of Article 10.

       6.6.4. Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Partnership or the Partners shall be treated as amounts distributed to the Partners pursuant to this Section 6.6 for all purposes under this Agreement. The Tax Matters Partner is authorized to withhold from distributions, or with respect to allocations, to the Partners and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any other provision of federal, state or local law and shall allocate any such amounts to the Partners with respect to which such amounts were withheld.

                                ARTICLE 7.
                             BOOKS AND RECORDS

  7.1. Accounting. Except as may be otherwise agreed to by Supermajority Vote, the Partnership will maintain books and records for tax purposes in accordance with federal income tax accounting principles utilizing the accrual method of accounting, and for accounting purposes in accordance with GAAP. In addition, the Partnership shall cause to be prepared with respect to each fiscal year of the Partnership financial statements based on GAAP. Appropriate records will be kept so that upon each closing of the Partnership books it is possible to determine, among other items defined in this Agreement, (i) the amount of capital actually contributed by each Partner; (ii) the amount of cash or other property distributed to each Partner; (iii) the effect of all Partnership items of Profit, Loss, income, gain, loss, deduction or credit on each Partner's Capital Account; and
(iv) all pertinent expenses and cash disbursement accounts.

  7.2. Fiscal Year. Except as may be otherwise determined by Majority Vote, the fiscal year of the Partnership shall be the twelve months ending December 31 of each year. Notwithstanding the foregoing, the taxable year of the Partnership shall be determined in accordance with Code Section 706(b).

  7.3. Statements and Reports. Except as may be otherwise determined by Supermajority Vote, as soon as practicable, but in no event later than 60 days after the close of each fiscal year of the Partnership, the Partnership will cause to be prepared and will have furnished to each of the Partners, with respect to such period, (i) a profit and loss statement, (ii) a statement of cash flows, (iii) a Partnership balance sheet as of the close of such period, and (iv) such other statements showing in reasonable detail each Partner's interest in each of the items described in
Section 7.1. The foregoing statements will be prepared in accordance with GAAP, consistently applied, and audited by an independent certified public accounting firm of national reputation which shall be designated by the Executive Committee, and the cost of preparing the statements and of each such audit will be paid for by the Partnership. In addition, unaudited quarterly financial reports and updates with respect to the Partnership's business shall be prepared and furnished to each Partner as soon as practicable after the end of each fiscal quarter, but in no event later than 30 days following the close of each fiscal quarter.

  7.4. Inspection. The Partnership shall maintain or cause to be maintained complete and accurate books and records with respect to its business. All books of account and all other records of the Partnership (including an executed counterpart of this Agreement and all amendments hereto) will at all times be kept at the Partnership's principal place of business. Any Partner and its representatives or designees may, during regular business hours, inspect the books and records of the Partnership, and each Partner and its auditors may, during regular business hours, conduct an audit of such books and records at its own expense. The Partnership shall provide access to the facilities, systems and books and records of the Partnership to the extent reasonably considered necessary by the auditors and internal audit departments of the inspecting Partner in the performance of the audits of the inspecting Partner. Whenever any such audit is conducted by any Partner and its auditors, such Partner shall advise the other Partners and permit the other Partners and their auditors to be present during such audit.

  7.5.  Certain Tax Matters.

       7.5.1. Preparation of Tax Returns. The Tax Matters Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, losses, deductions, credits, and other items necessary for federal and state income tax purposes, shall provide copies of draft tax returns to all of the Partners at least fifteen days prior to filing the returns and shall use reasonable good faith efforts to furnish to the Partners within ninety days after the close of each taxable year of the Partnership the tax information reasonably required for federal, state and local income tax reporting purposes. The Tax Matters Partner shall use good faith efforts to supply each Partner with the information necessary to determine estimated tax payments or any other information related to taxes reasonably requested by each Partner. The classification, realization, and recognition of income, gains, losses, deductions, credits, and other items shall be on the accrual method of accounting for federal income tax purposes. The Tax Matters Partner shall not change from the accrual method of accounting initially elected by the Partnership (except if required to do so by law) without the prior written consent of the Executive Committee.

       7.5.2. Tax Elections. Except as provided in Sections 7.5.1, and 11.17 the Tax Matters Partner shall, in its sole discretion, determine whether to make any election available under the Code or any other applicable taxing statute.

       7.5.3. Tax Controversies. The Partner with the largest initial Percentage Interest is designated to act as the Tax Matters Partner and in any other similar capacity under state or local law and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each of the Partners agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any and all things reasonably required by the Tax Matters Partner to conduct such proceedings. The

  Partner designated as the Tax Matters Partner shall serve in such role until the earlier of (i) its resignation or (ii) a determination by the Executive Committee that a different Partner should serve as the Tax Matters Partner, and in either such case, unless a different Partner is designated by the Executive Committee, the Partner with the then largest Percentage Interest shall become the new Tax Matters Partner.

  7.6. Bank Accounts. The Partnership shall maintain appropriate accounts at one or more financial institutions for all funds of the Partnership. Such accounts shall be used solely for the business of the Partnership. Withdrawal from such accounts shall be made only upon the signature of those persons authorized by the Executive Committee.


                                ARTICLE 8.
               TRANSFER OF PARTNERSHIP INTERESTS; CHANGE OF
        CONTROL; ADDITIONAL PARTNERS; CONVERSION TO CORPORATE FORM

  8.1. Restrictions on Transfer of Interests. Except as otherwise expressly permitted by this Agreement, no Partner or its Affiliates shall, directly or indirectly, voluntarily, involuntarily or by operation of law, Transfer all or any part of its Partnership Interest or all or any part of its equity interest in a Holding Company (hereinafter defined) ("Equity Interest"), unless the Partner has both (i) obtained the prior approval of the Executive Committee pursuant to Section 5.1.10 hereof if such Transfer occurs prior to the third anniversary of the Cellular Closing Date, and (ii) complied with the right of first refusal set forth in Section 8.3 hereof. The term Transfer, when used in this Article 8 with respect to a Partnership Interest or an Equity Interest, includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, merger or any other disposition. A Holding Company shall mean any person of which the Partnership Interest or the direct or indirect ownership thereof comprises all or substantially all of its value in the reasonable judgment of the Executive Committee. Any Transfer or purported Transfer of any Equity Interest or Partnership Interest not made in accordance with this Article 8 shall be null and void.

  8.2. Permitted Transfers. Subject to the conditions and restrictions set forth in Section 8.4 hereof, (a) upon compliance with the right of first refusal contained in Section 8.3 hereof, but without the consent of the Executive Committee, a Partner or its Affiliates may at any time Transfer all but not less than all of its Partnership Interest or Equity Interest to any other Partner or any Affiliate of another Partner, (b) a Partner or its Affiliates may at any time Transfer all or any portion of its Partnership Interest or Equity Interest to any Affiliate of the transferor without either the consent of the Executive Committee or the compliance with the right of first refusal contained in

Section 8.3 hereof if such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement applicable to the transferor as if it had been a signatory hereto, and (c) after the third anniversary of the Cellular Closing Date, without either the consent of the Executive Committee or the compliance with the right of first refusal contained in Section 8.3 hereof, a Partner or its Affiliates may effect a spin-off, distribution or dividend of Equity Interests to the shareholders of the ultimate parent entity of the Partner or Affiliate.

  8.3.  Right of First Refusal.  If any Partner or its
Affiliates (the Selling Partner) wishes to Transfer all but not less than all of its Partnership Interest or Equity Interest (the Offered Interest) to any person which is not an Affiliate of the Selling Partner, such Partner or its Affiliate shall first obtain a Bona Fide Offer (as defined in subsection (g) below) for the Offered Interest, and shall then give notice in writing to the secretary of the Partnership and to each other Partner of its intention to transfer the Offered Interest pursuant to such Bona Fide Offer, which notice shall be accompanied by a copy of such Bona Fide Offer.

  (a) Within 15 days of the date of such notice from the Selling Partner, the Partnership, by vote of the Executive Committee pursuant to Section 5.1.10, may elect to purchase all or any part of the Offered Interest at the price and upon the terms contained in the Bona Fide
       Offer.

  (b) If the Partnership does not elect to purchase all of the Offered Interest in accordance with subsection (a) above, the Partners other than the Selling Partner (the Non-Selling Partners) shall have the right to purchase any remaining Offered Interest (the Remaining Offered Interest) at the price and upon the terms contained in the Bona Fide Offer. In such event, the secretary of the Partnership shall give each Non-Selling Partner notice of the Selling Partner's notice, the terms of the Bona Fide Offer, and the amount of the Remaining Offered Interest.

  (c) Within 15 days of the date of such notice from the secretary, any Non-Selling Partner shall have the right to acquire that part of the Remaining Offered Interest which is equal to such Non-Selling Partner's pro rata share of the Remaining Offered Interest (its Pro Rata Fraction). Each Non-Selling Partner's Pro Rata Fraction shall be equal to the proportion that each Partner's Percentage Interest bears to the aggregate Percentage Interests of all Non-Selling Partners. In the event that a Non-Selling Partner shall elect to purchase all or part of the Remaining Offered Interest (an Electing Partner) it shall deliver to the secretary of the Partnership a written election to purchase a specified amount of the Remaining Offered Interest.

  (d) Within five days after the end of such 15-day period, the secretary of the Partnership shall notify each Electing Partner of the amount of the Offered Interest as to which its election was effective and the amount of the Offered Interest, if any, remaining available for purchase.

  (e) In the event that a portion of the Offered Interest remains available for purchase, each Non-Selling Partner shall have the right to purchase, on a pro rata basis with any other Electing Partners who so elect, any Remaining Offered Interest which remains available for purchase after the elections delivered under paragraph
       (c), by delivering to the secretary of the Partnership, within seven days of such notice from the secretary, its written election to purchase a specified amount of such Remaining Offered Interest.

  (f) If, upon the expiration of the seven-day notice period provided for in subsection (e) above, the Partnership and the Non-Selling Partners shall not have made elections to purchase the entire Offered Interest, the right of first refusal shall expire as to that particular Bona Fide Offer, but shall remain in full force and effect with respect to all material modifications of that Bona Fide Offer and all future offers. In such event, the Selling Partner shall have the right to sell all (but not part) of the Offered Interest pursuant to the terms of the Bona Fide Offer and in accordance with the terms of a definitive agreement (subject solely to requisite regulatory approvals) entered into not later than 90 days after the expiration of the seven-day period provided for in subsection (e) above.

  (g) For the purposes of this Agreement, a Bona Fide Offer shall mean a written offer not subject to a material financing contingency made by an individual or entity not affiliated with the Selling Partner to purchase the shares specified in the offer on the terms stated therein, which offer sets forth (i) the name and address of the offeror, (ii) a description of the Offered Interest subject to the offer, and (iii) the price and other material terms of the offers and (iv) a description of any financing arrangements related to the transaction.

  8.4.  Effective Transfer.

  (a) Prior to the date of any Transfer of a Partnership Interest, the transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Partnership Interest transferred, and any other information reasonably necessary to permit the Partnership to file all required federal, state and local tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Partnership Interest until it has received such information.

  (b) In addition to all other requirements contained herein, no Transfer of a Partnership Interest and no transfer of a Partnership Interest to an Affiliate of the transferor shall be effective until and unless the transferee provides the following:

       (i) Execution by the transferee of an amendment of this Agreement or a counterpart to the signature page of this Agreement which shall provide, "The undersigned hereby accepts and agrees to be bound by all of the terms and provisions of this Agreement and shall become a substitute Partner under this Agreement.";

      (ii) If the transferee is a corporation, it shall have provided the Partnership with evidence satisfactory to the Partnership of its authority to become a Partner and to be bound by the terms of this Agreement;

     (iii) An opinion of counsel to the Partnership that the admission of the transferee does not (a) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission or any successor thereto, any state securities commission and any other government agencies with jurisdiction over such Transfer; (b) subject the Partnership to any federal, state or local rule, regulation or law that materially adversely affects the business or financial condition of the Partnership; or (c) materially adversely affects the Partnership's existence or qualification under the Act; and

      (iv) Any necessary prior consents have been obtained from any regulatory authorities.

  (c) It is the intention of the Partners that they will own interests, direct or, in the case of the {Other} Partnership, indirect through Management Co. (the outstanding common equity of which is held by all Partners), in the Partnership and the Other Partnership in the same proportions. Consequently, no Partner may effect a Transfer without transferring a Partnership Interest (and common equity, in the case of an indirect interest in the Partnership through Management Co.), representing the same Percentage Interest in the Other Partnership, and any such attempted transfer shall be null and void and of no effect.

  8.5. Changes of Control. In the event of a Change of Control of any Partner (such Partner, the Change of Control Partner), the Partnership and the other Partners shall have the right to purchase the Partnership Interest of such Partner on the terms set forth in this Section 8.5. As used herein, Change of Control means the acquisition by any person or group of persons acting in concert which does not, as of the date such Partner first became a Partner, have such control, of the power to direct or to cause the direction of the management and policies of any Partner or of any company which, directly or indirectly, controls such Partner, whether such transaction is voluntary, involuntary or the result of any merger, amalgamation or consolidation or similar transaction, but shall not include any such acquisition of control of a Partner by another Partner or its Affiliate or by a person or group of persons controlled by such Partner or its Affiliate.

  (a) Any Change of Control Partner shall notify the Partnership promptly upon learning of such Change of Control. Upon the occurrence of any Change of Control, the Partnership shall have the right to purchase all or any part of the Change of Control Partner's Partnership Interest for an amount equal to the Fair Market Value (as defined in subsection (iv) below) thereof as determined in accordance with the following procedures:

       (i) Not later than 10 days after the Change of Control Partner notifies the Partnership of the Change of Control, the Change of Control Partner and the Partnership shall attempt to reach agreement on the Fair Market Value of the Change of Control Partner's Partnership Interest.

      (ii) If the Change of Control Partner and the Partnership are unable to reach agreement on such Fair Market Value within such 10 day period, within 5 days they shall each select an appraiser (which may or may not be a Qualified Investment Banking Firm) and shall give the other notice of such selection. Each of such appraisers (the Original Appraisers) shall determine the Fair Market Value of the Change of Control Partner's Partnership Interest at the time it renders its written appraisal. Each Original Appraiser shall deliver its written appraisal to the party retaining such Original Appraiser within 60 days following the date of the selection of the

            Original Appraisers. Such written appraisals shall be exchanged with the other parties hereto at the offices of the Partnership at 10:00 a.m. local time on the 61st day following the date of the selection of the Original Appraisers. In the event that the Original Appraisers agree on the Fair Market Value, the purchase price for the subject Partnership Interest shall be such agreed-upon Fair Market Value. In the event that the Original Appraisers do not agree on such Fair Market Value, (i) if the higher of the two valuations is not more than 110% of the lower valuation of the Original Appraisers, the purchase price for the Partnership Interest shall be the mean of the two valuations, and (ii) if the higher of the two valuations is greater than 110% of the lower valuation, the Original Appraisers shall select a Qualified Investment Banking Firm who will calculate the Fair Market Value independently within 60 days of such election. If the Original Appraisers cannot agree upon a third appraiser within 30 days following the end of the 60-day period referred to above, then the third appraiser shall be a Qualified Investment Banking Firm appointed by the American Arbitration Association. Neither the Change of Control Partner, the Partnership nor any other Partner or Party nor either of the Original Appraisers shall provide the third appraiser, directly or indirectly, with a copy of the written appraisal of either of the Original Appraisers, an oral or written summary thereof, or the valuation determined by either of the Original Appraisers, orally or in writing. The valuation of the third appraiser will be arithmetically averaged with the two valuations of the Original Appraisers, and the valuation farthest from the average of the three valuations will be disregarded. The Fair Market Value shall be the mean of the two remaining valuations.

     (iii) The Partnership shall give to the Original Appraisers and the third appraiser free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Partnership and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Partnership for the purpose of making such investigation of the Partnership as they shall desire to make. Furthermore, the Partnership shall furnish to the Original Appraisers and the third appraiser all such documents and copies of documents and records and information with respect to the affairs of the

            Partnership and copies of any working papers relating thereto as they shall from time to time reasonably request.

      (iv) Fair Market Value shall mean the fair market value of the Change of Control Partner's Partnership
            Interest determined as of the date of which the written appraisal is delivered.

       (v) Qualified Investment Banking Firm means any firm engaged in providing corporate finance, merger and acquisition, and business valuation services and deriving revenues therefrom of at least $100 million during its last completed fiscal year, but excluding, however, any firms which received more than $250,000 in fees during the preceding 24 calendar months from the Partnership or any of the Partners or their respective Affiliates (excluding fees derived from underwriting discounts or placement agent fees from offerings of debt securities registered under the Securities Act of
            1933).

      (vi) The costs of the Fair Market Value appraisal shall be borne by the Change of Control Partner.

  (b) If the Partnership does not elect to exercise such purchase right within 120 days of the determination of the Fair Market Value of the Change of Control Partner's Partnership Interest, or declines to exercise such purchase right as to all or any part of such Partnership Interest, then the remaining Partners for an additional period of 30 days shall have the right to purchase all or any part of the remaining amount of such Partnership Interest for such same price (or the applicable proportion of such price), in the same manner as set forth in Section 8.3(c), (d) and (e).

  (c) If neither the Partnership nor the Partners elect to purchase such Partnership Interest within the periods described in (b), the right to purchase contained in this
       Section 8.5 shall terminate as to such Change of Control.

  8.6. Additional Partners. Additional partners may be admitted to the Partnership as follows:

  (a) Any Partner Candidate may be admitted if approved by a Majority Vote, provided that such admission involves the contribution to the {Other} Partnership of all or substantially all of such Partner Candidate's United States Cellular Business and a contribution of cash to the [OTHER] Partnership in exchange for Partnership Interests in the Partnership and the Other Partnership that is within the range (relative to the combined Partnership Interests of Bell Atlantic and NYNEX) set forth next to such Partner Candidate's name on the then current Business Plan for the Partnership.

  (b) Admission of any person other than a Partner Candidate, or admission of a Partner Candidate upon terms other than those set forth in Section 8.6(a), shall require approval by Supermajority Vote of the Executive Committee.

  (c) The additional partner (admitted to the Partnership pursuant to Section 8.6(a) or Section 8.6(b)) (the
       Additional Partner) shall become a Partner in the Partnership and shall be bound by this Agreement upon the completion of the following:

       (i) Execution by the Additional Partner of an amendment of this Agreement or a counterpart to the signature page of this Agreement which shall provide, "The undersigned hereby accepts and agrees to be bound by all of the terms and provisions of this Agreement.";

      (ii) If the Additional Partner is a corporation, it shall have provided the Partnership with evidence satisfactory to the Partnership of its authority to become a Partner and to be bound by the terms of this Agreement;

     (iii) An opinion of counsel to the Partnership that the admission of the Additional Partner does not (a) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission or any successor thereto, any state securities commissions and any other government agencies with jurisdiction over such Transfer; (b) subject the Partnership to greater regulation or restriction under the MFJ than existed immediately prior to such Transfer; (c) subject the Partnership to any federal, state or local rule, regulation or law that materially adversely affects the business or financial condition of the Partnership; or (d) materially adversely affects the Partnership's existence or qualification under the Act; and

      (iv) Any necessary prior consents have been obtained from any regulatory authorities.

  8.7.  Conversion to Corporate Form.

  (a) In the event that the Executive Committee shall determine that it is desirable or helpful for the business of the Partnership to be conducted in a corporate rather than in a partnership form, the Executive Committee shall have the power to incorporate the Partnership or take such other action as it may deem advisable in light of such changed conditions, including, without limitation, dissolving the Partnership, creating one or more subsidiaries of the newly formed corporation and transferring to such subsidiaries any or all of the assets of the Partnership. In connection with any such incorporation of the Partnership, the Partners shall receive, in exchange for their Partnership Interests, shares of capital stock of such corporation or its subsidiaries having the same relative economic interest in the Partnership as is set forth in this Agreement or the Formation Agreement, as among the holder of interests in the Partnership, subject in each case to (i) any modifications required solely as a result of the conversion to corporate form and (ii) to modifications to the provisions of Section 5.1 to conform to the provisions relating to actions of shareholders and a board of directors set forth in the Delaware General Corporation Law. At the time of such conversion, the Partners shall enter into a shareholders agreement providing for (i) rights of first refusal and other restrictions on transfer set forth in Sections 8.1 through 8.3 hereof; provided that such restrictions shall not apply to sales in broadly disseminated public offerings pursuant to paragraph (c) or sales in accordance with Rule 144 under the Securities Act of 1933, as amended (the 1933 Act), and (ii) agreeing to vote all shares of capital stock held by them to elect to the Board of Directors of the new corporation one representative of each of the Partners who own more than 10% of the outstanding capital stock of the Company.

  (b) Prior to taking such action to incorporate the Partnership, the Executive Committee shall submit to the Partners the proposed forms of a certificate or articles of incorporation, by-laws, stockholders' agreement and any other governing documents proposed to be established for such corporation and its subsidiaries, if any.

  (c) Upon conversion to corporate form, the corporate successor to the Partnership shall grant to each of the Partners the following rights to require such successor to register under the 1933 Act the shares of capital stock received by the Partners in exchange for their Partnership Interests (the Registrable Securities): (i) one right to require the Company to register under the 1933 Act the Registrable Securities which will be exercisable commencing on the 90th day following the consummation of the Company's initial public offering of equity securities registered under the 1933 Act or, if later, the end of any "lock-up" period required by the underwriters with respect to such initial public offering (the Demand Right), and (ii) one right to include the Registrable Securities in a Registration Statement filed by the successor with respect to an offering (other than the initial public offering of equity securities by such successor) by the successor of equity securities (the Piggy-back Right). Such registration rights shall be subject to customary requirements and limitations, including without limitation (i) the right of the Company to delay the exercise of a Demand Right for a period of up to 90 days, provided that such right to delay may not be exercised more than once in any 12 month period; (ii) the right of the Company, in accordance with the advice of the managing underwriter, to limit the number of shares requested to be sold by the Partner upon the exercise of a Piggy-back Right; and (iii) the right to require the Partner to join in an underwriting agreement in the public offering with respect to which the Partner has exercised its Piggy-back Right. The Partner shall bear and reimburse the Company for all reasonable costs incurred in connection with the registration required by the exercise of the Demand Right.

  8.8. Covenant Not to Withdraw or Dissolve. Notwithstanding any provision of the Act, each Partner hereby covenants and agrees that the Partners have entered into this Agreement based on their mutual expectation that, except as otherwise expressly required or permitted hereby, no Partner shall withdraw or retire from the Partnership, be entitled to demand or receive a return of such Partner's contributions or profits (or a bond or other security for the return of such contributions or profits), or exercise any power under the Act to dissolve the Partnership without the approval of the Executive Committee by Supermajority Vote.

  8.9. Consequences of Breaches of Covenant. Notwithstanding anything to the contrary in the Act, if a Partner (Breaching Partner) (i) attempts to Transfer his Partnership Interest or Equity Interest in breach of Section 8.1, (ii) attempts to cause a partition in breach of Section 2.7, (iii) attempts to withdraw from the Partnership or dissolve the Partnership in breach of
Section 8.8, or (iv) suffers an Event of Bankruptcy, the Partnership shall continue and such Breaching Partner shall be subject to this Section 8.9 and in such event, the following shall occur:

  (a) the Breaching Partner shall immediately cease to be a Partner and shall have no further power to act for or bind the Partnership;

  (b) the other Partners shall continue to have the right to possess the Partnership's property and goodwill and to conduct its business and affairs;

  (c) the Breaching Partner shall be liable in damages, without requirement of a prior accounting, to the Partnership for all costs and liabilities that the Partnership or any Partner may incur as the result of such breach;

  (d) the Partnership shall have no obligation to pay to the Breaching Partner his contributions, capital, or profits, but may, by notice to the Breaching Partner within 30 days of his withdrawal, elect to make Breach Payments (as hereinafter defined) to the Breaching Partner in complete satisfaction of the Breaching Partner's interest in the Partnership;

  (e) if the Partnership does not elect to make Breach Payments pursuant to Section 8.9(d) hereof, the Partnership shall treat the Breaching Partner as if he were an unadmitted assignee of the interest of the Breaching Partner and shall make distributions and allocations to the Breaching Partner only of those amounts and items otherwise payable or allocable with respect to such interest hereunder;

  (f) the Partnership may apply any distributions otherwise payable with respect to such interest (including Breach
       Payments) to satisfy any claims it may have against the Breaching Partner;

  (g) the Breaching Partner shall have no right to inspect the Partnership's books or records or obtain other information concerning the Partnership's operations; and

  (h) the Breaching Partner shall continue to be liable to the Partnership for any unpaid capital contributions required hereunder with respect to such interest and to be jointly and severally liable with the other Partners for any debts and liabilities (whether actual or contingent, known or unknown) of the Partnership existing at the time the Breaching Partner withdraws or dissolves.

  8.9.1. Breach Payments. For purposes hereof, Breach Payments shall be made in five installments, each equal to 20% of the Breach Amount, payable on the next five consecutive anniversaries of the breach by the Breaching Partner, with simple interest accrued from the date of such breach through the date each such installment is paid on the unpaid balance of such Breach Amount at the lowest rate per annum necessary to avoid imputed interest on such payments under the Code. The Breach Amount shall be an amount equal to 90% of the greater of (i) 100 dollars or (ii) the Capital Account balance (calculated on the assumption that Partner Notes then outstanding are not repaid) of the Breaching Partner as of the last day of the month preceding the month during which such breach occurred, less any Partnership distributions to the Breaching Partner after such day. In addition, any Partner Note of the Breaching Partner shall be cancelled, but without the necessity of making any payment in respect thereof. The Breach Amount as so determined shall be final and binding on the Partnership and the Breaching Partner. The Partnership may, at its sole election, prepay all or any portion of the Breach Payments or interest accrued thereon at any time without penalty.

  8.9.2. No Bonding. Notwithstanding anything to the contrary in the Act, if, under Section 8.9(e) hereof, the Partnership treats a Breaching Partner as an unadmitted assignee of an interest in the Partnership, the Partnership shall not be obligated to secure the value of the Breaching Partner's interest by bond or otherwise; provided, however, that if a court of competent jurisdiction determines that, in order to continue the business of the Partnership such value must be so secured, the Partnership may provide such security. If the Partnership provides such security, the Breaching Partner shall not have any right to participate in Partnership profits or distributions during the term of the Partnership, or to receive any interest on the value of such interest. For this purpose, the value of the interest of the Breaching Partner shall be an amount equal to 90% of the greater of (i) 100 dollars or (ii) the Capital Account balance (calculated on the assumption that Partner Notes then outstanding are not repaid) of such interest as of the last day of the month preceding the month during which the breach by the Breaching Partner occurs.


                                ARTICLE 9.
                              CONFIDENTIALITY

  9.1. Maintenance of Confidentiality. Each of the Partners shall, during the term of this Agreement and at all times thereafter, maintain in confidence all confidential and proprietary information and data of the Partnership and the other Partner or its Affiliates disclosed to it (the Confidential Information). Each of the Partners further agrees that it shall not use the Confidential Information during the term of this Agreement or at any time thereafter for any purpose other than the performance of its obligations or the exercise of its rights under this Agreement. The Partnership and each Partner shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their employees, agents or consultants.

  9.2. Permitted Disclosures. Nothing herein shall prevent the Partnership, any Partner, or any employee, agent or consultant of the Partnership or any Partner (the receiving party) from using, disclosing, or authorizing the disclosure of any information it receives in the course of the business of the Partnership which:

  (a) becomes publicly available without default hereunder by the receiving party;

  (b) is lawfully acquired by the receiving party from a source not under any obligation to the disclosing party regarding disclosure of such information;

  (c) is in the possession of the receiving party in written or other recorded form at the time of its disclosure hereunder;

  (d) is non-confidentially disclosed to any third party by or with the permission of the disclosing party; or

  (e) the receiving party believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange, provided that the receiving party consults with the other Partners prior to making such disclosure.


                                ARTICLE 10.
                        DISSOLUTION AND LIQUIDATION

  10.1. Dissolution Generally. The Partnership will be dissolved on the earliest of (i) an affirmative Supermajority Vote of the Executive Committee; {(ii) the date of termination of the Formation Agreement if the Cellular Partnership has not then been formed pursuant to the terms of the Formation Agreement (a Non-Formation Event)} or (ii{i}) 12:00 midnight on December 31, 2099; provided, however, that the Partnership shall not terminate until its affairs have been wound up and its assets distributed as provided herein (a Dissolution Event).

  10.2.  Liquidation.

  {(a)} Upon dissolution of the Partnership, the Partner selected by the Executive Committee, shall be the liquidator of the Partnership (the Liquidating Partner). The Liquidating Partner shall be entitled to receive such compensation for its services as may be approved by the Executive Committee. The Liquidating Partner shall not resign at any time without fifteen days' prior written notice and may be removed only by a decision of the Executive Committee. Upon dissolution, resignation, or removal of the Liquidating Partner, a successor and substitute Liquidating Partner (who shall have and succeed to all rights, powers, and obligations of the original Liquidating Partner) shall, within thirty days thereafter, be approved by the Executive Committee. Except as expressly provided in this Article 10, the Liquidating Partner approved in the manner provided herein shall have and may exercise, without further authorization or approval of the Executive Committee or any Partner, all of the powers conferred upon the Tax Matters Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent appropriate or necessary in the good faith judgment of the Liquidating Partner to carry out the duties and functions of the Liquidating Partner hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Partner to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidating Partner shall, subject to providing adequate reserves for the payment of amounts payable under Section 10.2(a)(i) hereof, distribute any assets among the Partners as may be agreed upon by Majority Vote (with the Agreed Value being debited against such Partner's Capital Account balance), provided that no Partner may receive an amount in excess of its positive Capital Account balance. If any assets still remain in the Partnership, the Liquidating Partner shall liquidate such assets and apply and distribute the proceeds of such liquidation in the following order and priority, to the maximum extent permitted by law:

       (i) First, to creditors of the Partnership (including Partners to the extent permitted by law) in satisfaction of the Partnership's known debts and liabilities (whether by payment or the making of provision for the known amount thereof); and

       (ii) Second, to the Partners, in proportion to and to the extent of the positive balances in their respective Capital Accounts adjusted pursuant to Article 6 to reflect (i) their respective distributive shares of the income, gain, loss, and deduction of the Partnership for the taxable year of the Partnership in which the distribution in liquidation occurs up through and including the date of distribution and
            (ii) all distributions (including distributions pursuant to this Section 10.2(a) made to the Partners during such taxable year up to and including such date.

  {(b) Upon the occurrence of a Non-Formation Event, the Partners shall attempt to reach agreement on the Agreed Value and distribution among the Partners of each of the PCS Licenses and the assets and liabilities related thereto, subject always to distributions being made in accordance with Capital Accounts as provided in Section 10.2(a)(ii), with such distributed assets being valued at their Agreed Value. To the extent that the Partners are unable to reach agreement on the Agreed Value and distribution among the Partners of certain of such PCS Licenses, assets and liabilities, each Partner shall be entitled to submit a proposal specifying an Agreed Value for each such PCS License and its related assets and liabilities. Such proposal shall be in writing and shall be delivered to the secretary of the Executive Committee not later than 20 days after the occurrence of the Non-Formation Event. The secretary shall open such proposals simultaneously and the highest value submitted by any Partner for each PCS License, asset and liability shall constitute its Agreed Value. The Partnership shall thereafter pay any amounts referred to in Section 10.2(a)(i) (except to the extent any such liabilities are to be assumed by any Partner), and the PCS Licenses, assets and liabilities valued pursuant to the previous sentence shall be distributed to the Partner who specified the highest Agreed Value therefor (and shall be debited against its Capital Account balance), and the remaining PCS Licenses, assets and liabilities shall be distributed in the manner agreed upon by the Partners; provided that if the distributions pursuant to this sentence would result in any Partner receiving more than its positive Capital Account balance (an "Excess Distribution"), assets with an Agreed Value equal to the Excess Distribution shall instead be distributed among the other Partners in accordance with Capital Account balances (such assets as selected by such other Partners) and immediately thereafter sold for cash to the Partner who would have otherwise received the Excess Distribution in the absence of this proviso, which cash shall be paid simultaneously with the liquidating distributions.

  10.3. Distribution in Trust. Notwithstanding the provisions of Section 10.2 requiring the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, in the discretion of the Executive Committee, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to Section 10.2(a)(ii) hereof may be:

  (a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Executive Committee, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

  (b) withheld to provide a reasonable reserve of Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

  In exercising its rights under this Section 10.3, the Executive Committee must comply with the liquidating distribution timing requirements of Section 10.5 hereof. By way of clarification, for purposes of determining the Partners' respective shares of income, gain, loss, and deduction of the Partnership for the taxable year of the Partnership in which the distribution in liquidation occurs and of adjusting the Capital Accounts of the Partners therefor in accordance with Section 10.2 and Article 6, the definitions herein of "Agreed Value" and "Profits" and "Losses" require that Partnership assets to be distributed to the trust referred to in clause (a) above or to the Partners in accordance with Section 10.2 hereof shall be considered to have been first sold at their fair market values (taking Code Section 7701(g) into account) and the Profits or Losses deemed realized therefrom shall be allocated among the Partners as if an actual sale had occurred, and the Capital Accounts of the Partners shall be adjusted to reflect such allocation in accordance with Article 6. The fair market value of any property distributed to such trust shall be the value determined by the Executive Committee.

  10.4. Rights of Partners. Except as otherwise provided in this Agreement, each Partner shall look solely to the assets of the Partnership for the return of its capital contributions and shall have no right or power to demand or receive property other than cash from the Partnership. No Partner shall have priority over any other Partner as to the return of his capital contributions, distributions, or allocations except as provided in this Agreement.

  10.5. Compliance with Timing Requirements of Regulations. In the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), then distributions shall be made pursuant to Section 10.2 to the Partners who have positive Capital Accounts in compliance with the timing requirements of Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3).

  10.6. Non-Dissolving Code Section 708(b) Terminations. Notwithstanding any other provision of this Article 10, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Partnership's assets shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the assets of the Partnership in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their Capital Accounts and if any Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all fiscal years, including the fiscal year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulation Section 1.704-1(b)(2(ii)(b)(3). Immediately thereafter the Partners shall be deemed to have recontributed such assets in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

  10.7. Allocations during the Period of Liquidation. Until the date on which all of the assets of the Partnership have been distributed to the Partners pursuant to Section 10.2 hereof, the Partners shall continue to share Profits, Losses and other items of Partnership income, gain, deduction and loss as provided in
Article 6 hereof.


                                ARTICLE 11.
                         MISCELLANEOUS PROVISIONS

  11.1. Further Assurances. From and after the date of execution and delivery of this Agreement, the Partners shall execute and deliver such further documents and instruments and shall do such further acts and things as any Partner may reasonably request in order to effectuate the transactions contemplated by this Agreement. The Partners shall cooperate and assist one another in the performance of the provisions of this Agreement and shall take such steps as are reasonably necessary to allow another party to this Agreement to discharge its obligations under this Agreement.

  11.2. Assignment. No Partner may assign or otherwise transfer, including, without limitation, by operation of law, this Agreement or any of its rights or obligations hereunder except in accordance with the provisions of Articles 8 and 10. Subject to the foregoing, this Agreement shall be binding upon the Partners, their legal representatives, successors and assigns.

  11.3. Breach; Equitable Relief. The Partners acknowledge that the rights of the Partners described in this Agreement are unique and that money damages alone for breach of this Agreement would not constitute an adequate remedy. Any Partner aggrieved by a breach of the provisions hereof may bring an action at law or suit in equity to obtain redress, including without limitation specific performance, injunctive relief or any other available equitable remedy. Time and strict performance are of the essence in this Agreement.

  11.4. Amendment. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of the parties approving such amendment in accordance with Section 5.1.9 hereof.

  11.5. Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or of any other provision hereof.

  11.6. Severability. In the event that any provision of this Agreement shall be held invalid, illegal or unenforceable in any circumstance, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

  11.7. Construction. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party. No third party, including without limitation any creditor or employee of the Partnership, shall have any rights against the Partners or any of their Affiliates, successors or assigns by reason of or under this Agreement.

  11.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. Each of the parties to this Agreement hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal or state courts located in the State of Delaware for any proceeding arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such courts), (ii) to the extent such party is not a resident of the State of Delaware, agrees to appoint an agent in the State of Delaware as such party's agent for acceptance of legal process in any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, and to notify promptly each other party hereto of the name and address of such agent, (iii) waives any objection to the laying of venue of any such proceeding in the federal or state courts located in the State of Delaware, and (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any federal or state court located in the State of Delaware has been brought in an improper or otherwise inconvenient forum.

  11.9. Attorneys' Fees. If suit or action is filed by any Partner to enforce the provisions of this Agreement, or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees as fixed by the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court. For purposes of this Agreement, the term prevailing party shall be deemed to include a Partner that successfully opposes a petition for review filed with an appellate court.

  11.10.  Modification of Final Judgment.

  (a) The Partners acknowledge that by virtue of Bell Atlantic's and NYNEX's investment in the Partnership, the Partnership will be subject to the Modification of Final Judgment agreed to by the American Telephone and Telegraph Company and the United States Department of Justice and approved by the United States District Court for the District of Columbia on August 24, 1982, and any subsequent orders or amendments issued in connection therewith (the MFJ). The MFJ may prohibit the Partnership from engaging in certain lines of businesses and activities not currently conducted by Bell Atlantic or NYNEX. The Partnership shall fully inform Bell Atlantic and NYNEX on a quarterly basis as to any business plans or activities which it undertakes, or of any modifications in such existing plans or activities. The Partners hereby covenant to cause the Partnership to comply with the MFJ and not to engage in any line of business or activity which, in the sole judgment of Bell Atlantic or NYNEX communicated in writing to the Partnership, might result in a violation of the MFJ.

  (b) In the event of (i) an occurrence which in the sole judgment of Bell Atlantic or NYNEX might result in a violation of the MFJ, or (ii) a change in the MFJ, or
       (iii) a planned or proposed activity of the Partnership which in the sole judgment of Bell Atlantic or NYNEX might cause the Partnership to be in violation thereof, the Partners agree to eliminate the risk of violation and bring the Partnership into conformance with the provisions of the MFJ, in the judgment of both Bell Atlantic and NYNEX, as expeditiously as possible. If the Partnership takes any action which Bell Atlantic or NYNEX determines, in its sole judgment, causes it, or which may cause it, to be in violation of the MFJ, Bell Atlantic and NYNEX, or either of them, may require the Partnership immediately to purchase their respective Partnership Interests at a price equal to the greater of Bell Atlantic's and NYNEX's respective Capital Balances, the book value of such Partnership Interest, or the fair market value of such Partnership Interest as determined by an independent appraiser mutually acceptable to Bell Atlantic and NYNEX, as applicable, and the Partnership.

  (c) The Partnership shall make the Partnership's management aware of the terms of the MFJ and of what types or categories of businesses or activities might constitute a breach thereof. The Partnership shall cause all managers having significant responsibility for matters addressed in the MFJ to sign, on an annual basis, a certificate in such form as Bell Atlantic or NYNEX may reasonably require from time to time. Bell Atlantic and NYNEX shall provide, or shall cause to be provided, such instruction on the MFJ for the Partnership's Executive Committee members, officers and employees as the Partnership shall reasonably request and/or as Bell Atlantic and NYNEX or either of them shall designate in order to satisfy its obligations set forth in the preceding two sentences, and shall respond promptly to Partnership inquiries in respect of particular activities, lines of business or transactions. Bell Atlantic and NYNEX, or either of them, may conduct an MFJ audit of the Partnership's activities on an annual basis.

  11.11. Availability of Documents. The Partners and their Parents will make available to the Partnership true and complete copies of any and all documents necessary for the Partnership to fulfill its responsibilities under this Agreement or applicable law.

  11.12. Notices. Any notice or notification required, permitted or contemplated hereunder shall be in writing, shall be addressed to the party to be notified at the address set forth below, or at such other address as each party may designate for itself from time to time by notice hereunder, and, unless otherwise specifically stated herein, shall be deemed to have been validly served, given or delivered (i) three days following deposit in the United States mail, with proper first-class postage prepaid, (ii) the next business day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory to such carrier, made for the payment of such fees, or (iii) upon receipt of notice given by telecopy, mailgram, telegram, or personal delivery if such receipt is during normal business hours, or if not received during normal business hours, on the next business day following receipt:

            If to Bell Atlantic:

                   Bell Atlantic Corporation
                   1717 Arch Street, 29th Floor
                   Philadelphia, PA 19103
                   Attention:  Lawrence T. Babbio, Jr.

                   With a copy to:

                   Bell Atlantic Corporation
                   1717 Arch Street, 32nd Floor
                   Philadelphia, PA 19103
                   Attention:  Stephen B. Heimann
                   Telecopy No.:  (215) 561-9568

            If to NYNEX:

                   NYNEX Mobile Communications Company
                   2000 Corporate Drive
                   Orangeburg, New York 10962
                   Attn.:  Alfred F. Boschulte, President
                   Telecopy No.:  (914) 365-9046

                   with a copy to:

                   NYNEX Network Systems Company
                   4 West Red Oak Lane
                   White Plains, New York 10604
                   Attn.:  Senior Vice President and General
                       Counsel
                   Telecopy No.:  (914) 644-7966

            If to the Partnership:

                   __________________________________
                   __________________________________
                   __________________________________

                   Attention:________________________

  11.13. Headings and Section References. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All references herein to articles, sections, schedules and exhibits, unless otherwise specified, are references to articles and sections of, and schedules and exhibits to, this Agreement.

  11.14. Entire Agreement. This Agreement supersedes all prior agreements and all contemporaneous agreements not required hereby or expressly referred to herein and all representations, warranties, undertakings and understandings of and among the parties with respect to the same subject and, with the other agreements required hereby or expressly referred to herein, is the entire agreement of the parties as to such subject. All exhibits and schedules referred to herein, and all attachments to such exhibits or schedules, and any other attachments to this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

  11.15. Disclaimer of Agency, etc. This Agreement does not create any partnership beyond the scope set forth herein, and except as otherwise expressly provided herein and under mandatory provisions of applicable law, this Agreement shall not constitute any Partner the legal representative or agent of any other, nor shall either Partner have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on behalf of any other Partner.

  11.16. Publicity. No press release or other public announcement related to this Agreement or the Partnership or the transactions contemplated hereby shall be issued by any Partner without the prior approval of the Executive Committee, except that any Partner may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case such Partner shall consult with the Executive Committee prior to making such disclosure).

  11.17. Tax Matters Partner. Notwithstanding any other provision of this Agreement, in any case where responsibility is granted to the Tax Matters Partner to make any election or determination or to take any other action which in the reasonable judgment of the Tax Matters Partner could have a material adverse economic impact on any other Partner, the Tax Matters Partner shall notify such other Partners within fifteen days preceding the time such action is to be taken. If any of the other Partners disagree with the proposed action, responsibility for the matter shall be given to the Executive Committee.

  11.18. Counterparts. This Agreement may be executed in two or more counterparts, and all such counterparts shall constitute one and the same instrument.


  IN WITNESS WHEREOF, the Partners have executed this Agreement the day and year first above written.


                             <BELL ATLANTIC CELLCO ENTITY>
ATTEST:                        {BELL ATLANTIC PCSCO ENTITY


_________________________    By:_______________________________
Title:                       Name:
                             Title:
[Corporate Seal]

ATTEST:                        NYNEX ENTITY PARTNERSHIP


_________________________    By:_______________________________
Title:                       Name:
                             Title:
[Corporate Seal]

                                  ANNEX A

                          TABLE OF DEFINED TERMS

Term                                                                   Page

10 MHz PCS License . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
1933 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Account Balance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Additional Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Adjusted Capital Account Deficit . . . . . . . . . . . . . . . . . . . .  1
Adjusted Capital Account . . . . . . . . . . . . . . . . . . . . . . . .  1
Adjustment Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Affiliated Entity. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Affiliation Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 12
Agreed Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Bell Atlantic. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Bid Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Bona Fide Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Breaching Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Brief. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
BTA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Business Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Capital Call . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Cellular Business. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Change of Control. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Change of Control Partner. . . . . . . . . . . . . . . . . . . . . . . . 43
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Competitive Activity . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . 51
control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Deadlock Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Default Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . .  5
Delinquent Partner . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Demand Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Designated MTAs/BTAs . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Dissolution Event. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Electing Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Event of Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Executive Committee. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Fair Market Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
FCC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Formation Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Holding Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Indemnified Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Liquidating Partner. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Majority Vote. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Management Co. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Mandatory Indemnitees. . . . . . . . . . . . . . . . . . . . . . . . . . 27
Mediator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
MFJ. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
MTA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Non-Formation Event. . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Non-Selling Partners . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Nondeductible Expenditure. . . . . . . . . . . . . . . . . . . . . . . .  6
Nondeductible Expenditures . . . . . . . . . . . . . . . . . . . . . . .  8
Nondelinquent Partner. . . . . . . . . . . . . . . . . . . . . . . . . .  6
Nonrecourse Deductions . . . . . . . . . . . . . . . . . . . . . . . . .  6
NYNEX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Offered Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Original Appraisers. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Other Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Paging Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Partner Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Partner Nonrecourse Debt Minimum Gain. . . . . . . . . . . . . . . . . .  6
Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Partner Candidate. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Partner Nonrecourse Debt . . . . . . . . . . . . . . . . . . . . . . . .  6
Partner Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Partner Nonrecourse Deductions . . . . . . . . . . . . . . . . . . . . .  7
Partnership Minimum Gain . . . . . . . . . . . . . . . . . . . . . . . .  7
Partnership Interest . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
PCS License. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
PCS Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Percentage Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Permitted Indemnitees. . . . . . . . . . . . . . . . . . . . . . . . . . 27
person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Piggy-back Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Pro Rata Fraction. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Profits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Qualification Date . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Qualified Investment Banking Firm. . . . . . . . . . . . . . . . . . . . 45
receiving party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Registrable Securities . . . . . . . . . . . . . . . . . . . . . . . . . 48
Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Regulatory Allocations . . . . . . . . . . . . . . . . . . . . . . . . . 34
Remaining Offered Interest . . . . . . . . . . . . . . . . . . . . . . . 41
Selling Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Specified Account Value. . . . . . . . . . . . . . . . . . . . . . . . .  9
Supermajority Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Tax Matters Partner. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Wireless Business. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9